Exhibit 10.1

COMMERCIAL REAL ESTATE TERM NOTE

August 14, 2017
US $7,865,000	Canton, Massachusetts

For value received, the undersigned, Armstrong Pharmaceuticals, Inc. a Delaware corporation with a principal place of business at 25 John Road, Canton, Massachusetts 02021 (hereinafter referred to as "Borrower”) promises to pay to Cathay Bank, a California banking corporation having an address at 9650 Flair Drive, El Monte, CA 91731 (together with its successors and assigns and any subsequent holder of this Note, the “Lender”), or order, the principal amount of Seven Million Eight Hundred Sixty Five Thousand ($7,865,000) Dollars (the “Loan”) on or before August 14, 2027, (the “Maturity Date”), in one hundred and twenty (120) consecutive monthly installments of combined principal and interest, with each of the first sixty (60) of such installments to be in the amount of Forty Four Thousand Six Hundred Thirteen and 84/100 ($44,613.84) Dollars, and with the first such payment installment to be made on September 14, 2017, and subsequent installments to be made on the same day of each month thereafter through August 14, 2022,  (the “Interest Rate Adjustment Date”), on which date the interest rate and the monthly combined interest and principal payment shall be reset for the remainder of the term of this Note based on the “Variable Interest Rate” as defined below.  On the Maturity Date or upon the acceleration of the Loan following the occurrence of an Event of Default as defined below, a final balloon payment consisting of all principal, accrued interest and other obligations due the Lender in connection with the Loan shall be due and payable.

During the first five years of the term of this Note, the aggregate principal balance outstanding under this Note shall bear interest at a fixed annual interest rate of Four and Seventy Hundredths (4.70%) Percent (the “Initial Interest Rate”), calculated on the basis of actual days elapsed and a 360-day year, and shall be payable monthly in arrears together with the required monthly installment of principal.   The combined monthly principal and interest payment of Forty Four Thousand Six Hundred Thirteen and 84/100 ($44,613.84) Dollars for the initial five years of the term of this Note is calculated based on a twenty five (25) year principal amortization schedule as if the Loan were for a term expiring approximately twenty five (25) years after the date of this Note (the “Amortization Period”) and as if this Note were payable in equal monthly payments of principal and interest during the entire Amortization Period at the Initial Interest Rate.    Commencing with the payment due on the first payment date following the Interest Rate Adjustment Date, and on the same day of each month for the remainder of the term of this Note, the monthly combined principal and interest payments under this Note shall be payable and calculated at the then applicable Variable Interest Rate, as defined below, and as if this Note were payable in equal monthly payments of principal during the entire Amortization Period at such Variable Interest Rate.  Once repaid, amounts borrowed hereunder may not be reborrowed.  The Borrower agrees and acknowledges that Lender is not obligated to refinance or extend the term of this Note upon or any time after the Maturity Date.

As of the Interest Rate Adjustment Date, and for the last five years of the term of this Note, the aggregate unpaid principal balance outstanding under this Note shall bear interest at a variable fluctuating annual interest rate (the “Variable Interest Rate”) based on the Prime Rate as published from time to time in the Wall Street Journal as the Prime Rate (“WSJP”), calculated on the basis of actual days elapsed and a 360-day year, and shall be payable monthly in

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arrears, together with the required monthly installment of principal.  The combined monthly principal and interest payment under this Note after the Interest Rate Adjustment Date shall be reset each month based on the Amortization Period and any change in the WSJP, as if this Note were payable in equal monthly payments of principal and interest during the remaining portion of the Amortization Period at the then applicable Variable Interest Rate.

The WSJP is a base, or reference, rate used for calculating interest on certain loans but does not necessarily represent the Lender’s lowest lending rate.  In no event shall the annual interest rate hereunder be more than the maximum rate allowed by applicable law.  Borrower understands, agrees and acknowledges that the interest rate due on the Loan after the Interest Rate Adjustment Date may change on a daily basis.  For the purpose of computing the amount of interest accruing during the month preceding each payment due date, the Variable Interest Rate shall be based on the actual WSJP in effect during the month preceding the date each payment is due.

Principal and interest shall be payable at the Lender’s main office in Boston in lawful money of the United States of America without set-off, deduction or counterclaim.

This Note is secured by a Mortgage and Security Agreement (the “Mortgage”) and a Collateral Assignment of Leases and Rents dated of even date herewith (the “Assignment, and together with the Mortgage, the “Security Documents”) on certain real property owned by Borrower and located at 25 John Road, Canton Massachusetts (the “Property”).  Additional terms and conditions of the Loan are set forth in a certain Loan Agreement between the Borrower and the Lender of even date herewith (“the “Loan Agreement”).

The Borrower agrees that all loan and commitment fees and any other prepaid finance charges are fully earned by the Lender as of the date of this Note, and will not be subject to refund upon early payment (whether voluntary or as a result of acceleration by reason of default), except as otherwise required by law. The Borrower understands and agrees that early payments of this Note will not, unless agreed to by the Bank in writing, relieve the Borrower of its obligation to continue to make payments under the payment schedule, and that any such payments will reduce the principal balance due, shall be applied in inverse order to the last payments due and may result in the Borrower making fewer payments.

The Borrower shall be entitled to prepay the entire outstanding balance of this Note in whole or in part, at any time during the term of this Note without penalty.

At the option of the holder, this Note shall become immediately due and payable without notice or demand upon the occurrence at any time of an “Event of Default”, as such term is defined in the Loan Agreement.

Any payments received by the Lender on account of this Note prior to the occurrence of an Event of Default shall be applied first, to accrued and unpaid interest; second, to the unpaid principal balance hereof; and third, to late fees, and fourth, to any costs, expenses or charges then owed to the Lender by Borrower.  Any payments received after the occurrence of an Event of Default shall be applied in such manner as the Lender may determine.

Borrower hereby authorizes the Lender to charge any deposit account that Borrower may maintain with the Lender for any payment required hereunder.

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Any and all deposits or other sums at any time credited by or due to the undersigned from the Lender or any of its banking or lending affiliates or any Lender acting as a participant or a co-lender under any loan arrangement between the Lender and the Borrower, and any cash, securities, instruments or other property of the undersigned in the possession of the Lender, or any of its banking or lending affiliates or any Lender acting as a participant or co-lender under any loan arrangement between the Lender and the Borrower, whether for safekeeping or otherwise, or in transit to or from the Lender or any of its banking or lending affiliates or any such participant, or in the possession of any third party acting on the Lender’s behalf (regardless of the reason the Lender had received same or whether the Lender has conditionally released the same) shall at all times constitute security for all of the liabilities and obligations of the undersigned to the Lender and may after an Event of Default be applied or set off against such liabilities and obligations of the undersigned to the Lender hereunder or under the Loan Documents.

No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.  The Borrower and every other maker and every endorser or guarantor of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

The Borrower and each endorser and guarantor of this Note shall indemnify, defend and hold the Lender and its directors, officers, employees, agents and attorneys (collectively, the “Lender Parties”) harmless against any claim brought or threatened against the Lender by the Borrower or by any other person (as well as from attorneys’ reasonable fees and expenses in connection therewith) on account of the Lender’s lending relationship with the Borrower (each of which may be defended, compromised, settled or pursued by the Lender with counsel of the Lender’s selection, at the expense of the Borrower and any endorser and/or guarantor); provided, however that the foregoing indemnity shall not apply in the case of claims determined by a court of competent jurisdiction to be caused by any Lender Party’s negligence or  misconduct.

The Borrower agrees to pay, upon demand, reasonable out-of-pocket costs of collection of the principal of and interest on this Note, including without limitation reasonable attorneys’ fees.  Following demand after an Event of Default, interest shall accrue at a rate per annum equal to the aggregate of five (5%) percent plus the rate provided for herein.  If any payment due under this Note is unpaid for ten (10) days or more, the Borrower shall pay, in addition to any other sums due under this Note (and without limiting the holder’s other remedies on account thereof), a late charge equal to five (5%) percent of such unpaid amount.

The Lender may at any time pledge all or any portion of its rights under this Note and any other obligations of the Borrower to the Lender to any of the twelve (12) Federal Reserve Lenders organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.

The Borrower and each endorser and guarantor hereof each authorizes the Lender to complete this Note if delivered incomplete in any respect.  This Note may be transmitted to Lender or its counsel by facsimile machine or by electronic mail in portable document format ("pdf") and signature(s) appearing on faxed instruments and/or electronic mail instruments shall be treated as the original signature(s).  The Borrower shall deliver the original Note to the Lender, but the

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failure to deliver said original Note shall not affect the validity, enforceability or binding effect hereof.

The Lender may make a photographic or other reproduction of this Note, and any such reproduction shall be admissible in evidence with the same effect of the original itself in any judicial or administrative proceeding, whether or not the original is in existence, provided however that the Lender shall indemnify the Borrower to the extent it makes payment pursuant to such reproduced note and Borrower is subsequently required to make payment hereunder  to a third party in possession of the original Note.

This Note is delivered to the Lender at one of its offices in Massachusetts, shall be governed by the laws of The Commonwealth of Massachusetts, and shall take effect as a sealed instrument. The Borrower submits to the jurisdiction of the courts of The Commonwealth of Massachusetts for all purposes with respect to this Note, any collateral given to secure its liabilities, obligations, and indebtedness to the Lender, and it relationship with the Lender.

THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS NOTE, THE OBLIGATIONS HEREUNDER, AND ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND ANY RIGHT IT MAY HAVE OR HEREAFTER HAVE TO SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

Witness	ARMSTRONG PHARMACEUTICALS, INC.
/s/JACOB LIAWATIDEWI	/s/ JACK Y. ZHANG
Jack Y. Zhang, Chief Executive Officer

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CATHAY BANK

LOAN AGREEMENT

ARMSTRONG PHARMACEUTICALS, INC

This LOAN AGREEMENT is made and entered into as of this 14th day of August, 2017 between Armstrong Pharmaceuticals, Inc. a Delaware corporation with a principal place of business at 25 John Road, Canton, Massachusetts 02021 (hereinafter referred to as "Borrower”) and Cathay Bank, a California banking corporation having an address at 9650 Flair Drive, El Monte, CA 91731 (the “Lender”).

1.THE LOAN.

(a)Subject to the terms and provisions of this Agreement, the Lender has agreed to extend to the Borrower a ten (10) year term loan (the “Loan”) in the principal amount of Seven Million Eight Hundred Sixty Five Thousand ($7,865,000), which is payable on or before August 14, 2027, (the “Maturity Date”), in one hundred and twenty (120) consecutive monthly installments of principal and interest with each of the first sixty (60) of such installments to be in the amount of Forty Four Thousand Six Hundred Thirteen and 84/100 ($44,613.84) Dollars, and with the first such payment installment to be made on September 14, 2017, and subsequent installments to be made on the same day of each month thereafter until August 14, 2022, (the “Interest Rate Adjustment Date”), on which date the interest rate and the monthly combined interest and principal payment shall be reset for the remainder of the term of the Loan based on the “Variable Interest Rate” as defined below.  On the Maturity Date or upon the acceleration of the Loan following the occurrence of an Event of Default as defined below, a final balloon payment consisting of all principal, accrued interest and other obligations due the Lender in connection with the Loan shall be due and payable.

(b)The Loan is evidenced by that certain Commercial Real Estate Term Note of even date herewith (the “Note”).  During the first five years of the term of the Loan, the aggregate principal balance outstanding under the Note shall bear interest at a fixed annual interest rate of Four and 70/100 (4.70%) Percent (the “Initial Interest Rate”), calculated on the basis of actual days elapsed and a 360-day year, and shall be payable monthly in arrears together with the required monthly installment of principal.  The combined monthly principal and interest payment of Forty Four Thousand Six Hundred Thirteen and 84/100 ($44,613.84) Dollars for the initial five years of the term of the Loan is calculated based on a twenty five (25) year principal amortization schedule as if the Loan were for a term expiring approximately twenty five (25) years after the date of the Note (the “Amortization Period”) and as if the Loan were payable in equal monthly payments of principal and interest during the entire Amortization Period at the Initial Interest Rate.  As of the Interest Rate Adjustment Date, and for the last five years of the term of the Loan, the outstanding Loan balance shall bear interest at a variable fluctuating annual interest rate (the “Variable Interest Rate”) based on the Prime Rate as published from time to time in the Wall Street Journal as the Prime Rate (“WSJP”), calculated on the basis of actual days elapsed and a 360-day year, and shall be payable monthly in arrears, together with the required monthly installment of principal.  The monthly combined principal and interest Loan payment after the Interest Rate Adjustment Date shall be reset each month based on the Amortization Period and any change in the WSJP, and as if the Loan were payable in equal monthly payments of principal during the entire Amortization Period at such Variable Interest Rate.  Commencing with the payment due on the first payment date following the Interest Rate

Adjustment Date, and on the same day of each month for the remainder of the term of the Loan, the monthly combined principal and interest payments shall be payable and calculated at the then applicable Variable Interest Rate.   The WSJP is a base, or reference, rate used for calculating interest on certain loans but does not necessarily represent the Lender’s lowest lending rate.  In no event shall the annual interest rate hereunder be more than the maximum rate allowed by applicable law.  Borrower understands, agrees and acknowledges that the interest rate due on the Loan after the Interest Rate Adjustment Date may change on a daily basis.  For the purpose of computing the amount of interest accruing during the month preceding each payment due date, the Variable Interest Rate shall be based on the actual WSJP in effect during the month preceding the date each payment is due.

(c)Following demand after an Event of Default, interest shall, at the option of the Lender, accrue on the principal balance of the Loan at a rate per annum equal to the aggregate of five (5%) percent plus the Interest Rate.  If any Loan payment due under the Note is unpaid for ten (10) days or more, the Borrower shall pay, in addition to any other sums due thereunder (and without limiting the Lender’s other remedies on account thereof), a late charge equal to five (5%) percent of such unpaid amount.

(d)The Borrower agrees and acknowledges that Lender is not obligated to refinance or extend the term of the Loan upon or any time after the Maturity Date.  Principal and interest due on the Loan shall be payable to Lender in lawful money of the United States of America without set-off, deduction or counterclaim.  The Borrower authorizes Lender to charge its deposit account(s) with Lender for all interest and Loan payments when due.

(e)Borrower also agrees and acknowledges that the Loan and all “Obligations” as such term is defined below are secured by that certain Mortgage and Security Agreement (the “Mortgage”) and that certain Collateral Assignment of Leases and Rents dated of even date herewith (together with the Mortgage, the “Security Documents”) granted by Borrower to Lender on the real property located at 25 John Road, Canton, Massachusetts (“the Property”). In addition, all Obligations of Borrower to Lender are guaranteed pursuant to the unlimited “Corporate Guaranty” dated of even date herewith of Borrower’s parent corporation, Amphastar Pharmaceuticals, Inc. (“Amphastar”).

(f)The Loan proceeds are to be used to refinance Borrower’s prior mortgage loan with Lender and for working capital purposes.

2.CERTAIN DEFINITIONS.  As used herein the following terms have the meanings set forth below:

"ERISA"  means the Employee Retirement Income Security Act of 1974, as amended.  "Plan" means any employee plan subject to provisions of Title IV of ERISA maintained for employees of Borrower or any other trade or business under common control with Borrower within the meaning of Section 414(c) of the Internal Revenue Code or the regulations thereunder.  "Reportable Event" means any reportable event as defined in ERISA.  "PBGC" means the Pension Benefit Guaranty Corporation.

“GAAP” means generally accepted accounting principals in the United States of America, as in effect on the applicable date of the preparation and delivery of the financial statements, and consistently followed.

"Indebtedness"  shall mean, with respect to any Person (as defined below), (i) all indebtedness for borrowed money or for the deferred purchase price of property or services, and all obligations under leases which are or should be, under GAAP, recorded as capital leases, in respect of which such Person is directly or contingently liable as obligor, guarantor, endorser or otherwise, or in respect of which such Person otherwise assures a creditor against loss, (ii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including without limitation accounts receivable and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment thereof, and (iii) all other liabilities or obligations which would, in accordance with GAAP, be classified as debt of such Person.

"Lien"  means any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind whatsoever, or the interest of a vendor or lessor under a conditional sale, title retention or capital lease agreement.

"Obligations"  means all loans, advances, debts, liabilities, obligations (including without limitation for reimbursement in connection with guaranties and letters of credit), agreements, undertakings, covenants and duties owing or to be performed or observed by Borrower to or in favor of Lender, of every kind and description (whether or not: evidenced by the Note or any other note or other instrument; for the payment of money; arising out of this Agreement, the Note, the Security Documents or any other agreement between Lender and Borrower or any other instrument of Borrower in favor of Lender; arising out of or relating to transactions described herein collectively, the “Loan Documents”), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, expressly including the Borrower’s obligations and liabilities to Lender under any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, and all other agreements or arrangements with the Lender designed to protect the Borrower against fluctuations in interest rates or currency exchange rates, and including without limitation all interest, fees, charges, and amounts chargeable to Borrower under Sections 11 and 12.

"Person"  means any individual, partnership, firm, association, business enterprise, trust, estate, company, joint venture, governmental authority, corporation or other entity.

3.REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants to Lender that:

(a)Borrower is a Delaware corporation duly organized and validly existing in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in the Commonwealth of Massachusetts and every other state in which such qualification may be necessary by reason of the nature or location of its assets or operations;

(b)Borrower’s exact legal name is as set forth in the preface to this Agreement;

(c)The execution, delivery and performance of this Agreement and all related Loan Documents, including the Note and the Security Documents, are within Borrower’s authority, require no action by or in respect of, or filing with, any governmental authority, and do not contravene or constitute a default under any provision of applicable law or regulation or of any judgment, order, decree, injunction or material agreement or other instrument by which

Borrower or any of the Property may be bound, or result in creation or imposition of any Lien on any of Borrower’s assets except in favor of Lender;

(d)This Agreement has been duly executed and delivered by and constitutes a valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar law affecting creditors' rights generally;

(e)Borrower’s financial statements which have been furnished to Lender have been prepared in accordance with GAAP applied on a basis consistent with that of prior financial periods and are true and correct and fairly present its financial position as at the close of business on the date(s) thereof and the results of its business operations during the period(s) covered thereby.  Borrower has no liabilities, contingent or otherwise, involving material amounts that are not disclosed in said statements or the notes thereto.  Since the date of the most recent of such statements there has occurred no material adverse change in Borrower’s financial condition or business;

(f)Borrower owns all of the assets reflected in the most recent of such financial statements, except assets sold or otherwise disposed of in the ordinary course of business since the date thereof, and such assets together with any assets acquired since such date, including without limitation the Property, are subject to no Liens except (i) as reflected in such statement or the notes thereto; (ii) as permitted in the Security Documents or (iii) in favor of Lender;

(g)All Borrower’s books and records, including without limitation its books of account with respect to its business operations, are accurate and up-to-date;

(h)Borrower has made or filed all income and sales tax returns, reports and declarations relating to any material tax liability required by any jurisdiction to which Borrower is subject; has paid all taxes shown or determined to be due thereon except those being contested in good faith; and has made adequate provision for the payment of all taxes so contested or in respect of subsequent periods;

(i)Borrower (i) is subject to no legal restriction, or any judgment, award, decree, order, governmental rule or regulation or contractual restriction which could have a material adverse effect on Borrower’s financial condition, business or prospects, and (ii) to the best of its knowledge, is in compliance with all contractual requirements by which Borrower or any of Borrower’s properties may be bound and all applicable laws, rules and regulations (including without limitation those relating to environmental protection) other than laws, rules or regulations the validity or applicability of which Borrower is contesting in good faith or provisions of any of the foregoing the failure to comply with which cannot reasonably be expected to materially adversely affect Borrower’s financial condition or business or the value of the Property;

(j)There is no action, suit, proceeding or investigation pending or, to Borrower’s knowledge, threatened in writing against or affecting Borrower or any of Borrower’s assets before or by any court or other governmental authority which, if determined adversely to Borrower, would have a material adverse effect on Borrower’s financial condition or business or the value of or title to the Property;

(k)Borrower is in compliance with ERISA; no Reportable Event has occurred and is continuing with respect to any Plan; and Borrower has no unfunded vested liability under any Plan.

(l)Borrower’s principal executive office and the office where Borrower keeps its records is that shown at the beginning of this Agreement.

(m)After giving effect to the transactions contemplated hereby, the aggregate value of all assets and properties of Borrower, at a fair valuation, will be greater than the total amount of Borrower’s liability on claims, and the aggregate present fair salable value of its assets will be greater than the amount that will be required to pay its probable liability on Borrower’s existing debts as they become absolute and mature; Borrower has (and has no reason to believe it will not have) sufficient capital for the conduct of its business; Borrower does not intend to incur and does not believe it has incurred, debts beyond its ability to pay as they mature.

(n)Neither the Borrower, owners, affiliates or respective agents of the Borrower acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, the Note or any of the Loan documents is (i) in violation of any anti-terrorism law (including but not limited to Executive Order 13224, the USA Patriot Act, the Laws compromising or implementing the Bank Secrecy Act and the Laws administered by the US Department of Treasury Office of Foreign Assets Control), (ii) engaged in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, and of the prohibitions set forth in any anti-terrorism law, (iii) a “specially designated national” or ‘blocked person on the most current list published by OFAC or other similar list (a “Blocked Person”), (iv) acting or will act for or on behalf of a Blocked Person, (v) associated with, or will become associated with, a Blocked Person; (vi) providing  or will provide, material, financial or technological support or other services to or in support of acts of terrorism of a Blocked Person; (vii) engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering; or (viii) in violation of the US Foreign Corrupt Practices Act of 1977.  Neither Borrower nor any affiliate, owner or agent acting or benefiting in any capacity in connection with the transactions contemplated by the Loan Documents (x) conducts any business or engages in making or receiving any contribution of funds, goods, services to or for the benefit of any Blocked Person, (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order 13224, any similar executive order or other anti-terrorism law, or (z) has paid or offered to, pay, promised to pay, or authorized payment of money, or to offer, give, or promise to give anything of value to a foreign official in order to obtain or retain business or secure an improper business advantage..

4.BORROWER'S REPORTS AND NOTICES.  Borrower will deliver to Lender:

(a)quarterly, as soon as available, but in any event within ninety (90) days of the end of each of Borrower’s and Amphastar’s fiscal quarters during the term of the Loan, a consolidated and consolidating balance sheet and statement of profit and loss reflecting the financial condition of Amphastar and its subsidiaries, including Borrower, at the end of such period and the results of its operations during such period, such balance sheet and statement of profit and loss to be internally prepared and certified by Amphastar’s President or Treasurer to fairly present its and Borrower’s financial condition at the end of such period and the results of its operations (on a consolidated and consolidating basis) during such period in accordance with GAAP, subject to changes resulting from year-end audit adjustments;

(b)quarterly, as soon as available, but in any event within ninety (90) days of the end of each of Borrower’s and Amphastars’s fiscal quarters during the term of the Loan, a review report based on the internally prepared consolidated and consolidating interim financial statements described in section 4(a) prepared by a certified public accountant satisfactory to Lender;

(c)annually, as soon as available, but in any event within one hundred and fifty (150) days after the close of each annual fiscal period of Amphastar during the term of the Loan, a consolidated audited balance sheet and statement of profit and loss reflecting Amphastar operations at the end of such period and the results of such operations during such period, such balance sheet and statement of profit and loss to be certified by Amphastar’s certified public accountants satisfactory to Lender to fairly present the results of such consolidated operations during such period in accordance with GAAP, consistently applied, such report to include any so-called “management reports”;

(d)annually, as soon as available, but in any event within fifteen (15) days of the applicable filing date for the tax reporting period then ended, a complete copy of Amphastar’s and its  subsidiaries’ consolidated  federal and state corporate tax returns;

(e)promptly, such other information concerning the Borrower, Amphastar, the Property, and copies of such governmental filings and other documentation as Lender may from time to time reasonably request;

(f)promptly after Borrower obtains actual knowledge of any such occurrence, notice of:

(i) any event described in Section 9 or any event which, with notice or lapse of time or both, might reasonably be expected to become such an event;

(ii) any material change in the primary business or financial affairs of Borrower or any change in the legal status of Borrower;

(iii) the institution or commencement of any action, suit, proceeding or investigation against or affecting Borrower or any of its assets by filing with the appropriate court or governmental authority which, if determined adversely to Borrower, could have a material adverse effect on the financial condition or business of Borrower or the value or title to the Property, or any final judgment, award, decree, order or determination relating thereto;

(iv) the imposition or creation of any Lien, other than taxes that are not yet due and payable, against the Property except in favor of Lender or which is a permitted encumbrance under the Mortgage;

(v) any Reportable Event, together with a statement of Borrower's Manager as to the details thereof and a copy of its notice thereof to the PBGC; or

(vi) any release or immanent threat of release of hazardous or toxic chemicals, materials or oil from the Property or any other site owned or operated by Borrower  or upon Borrower's obtaining knowledge of any investigation, action or the incurrence of any expense or loss by any governmental authority in connection with the containment or removal of any hazardous or toxic chemical, material or oil for which expense or loss Borrower may reasonably be expected to be liable or potentially responsible; or

(vii) any material loss or destruction of the Property whether or not covered by insurance;

(g)promptly after receipt or filing, a copy of (i) any notice Borrower may receive from the PBGC relating to the PBGC's intention to terminate or appoint a trustee to administer any Plan and (ii) any report or notice relating to any Reportable Event which Borrower may file under ERISA with the PBGC, the Internal Revenue Service or the United States Department of Labor; and

(h)if requested in writing by Lender, within five (5) days after the accrual in accordance with applicable law of Borrower's obligation to make deposits for F.I.C.A and withholding taxes, evidence reasonably satisfactory to Lender that such deposits have been made as required.

5.INTENTENTIONALLY OMITTED.

6.BORROWER'S AFFIRMATIVE COVENANTS.  Borrower agrees that it will:

(a)maintain broad form coverage casualty (fire and hazard) insurance and general liability insurance (at least $1,000,000 per occurrence and $2,000,000 in the aggregate) with responsible insurance companies having at least a “B+” or better rating by Best’s Key Rating Guide, (and with deductibles) in such amounts as is usually carried by companies engaged in similar businesses and as specified in the Mortgage; such broad form coverage casualty policies to include or be supplemented by lender's loss payable endorsements, replacement cost coverage endorsements, and extended coverage endorsements, and Borrower shall  deliver to Lender copies of such insurance policies (and all renewals thereof) promptly upon receipt, and such polices shall name Lender as loss payee and  mortgagee (in the case of casualty insurance) and as an additional insured (in the case of liability insurance), and such policies shall provide that coverage may not be modified or terminated without prior notice to the Lender;

(b)comply with all contractual requirements by which Borrower or the Property may be bound and all applicable laws, rules and regulations (including without limitation ERISA and those relating to environmental protection) other than laws, rules or regulations the validity or applicability of which the Borrower shall contest in good faith or provisions of any of the foregoing, the failure to comply with which cannot reasonably be expected to materially adversely affect the financial condition, business or prospects of Borrower or the Property;

(c)maintain and preserve the Property in good working order and condition, ordinary wear and tear, casualty and condemnation excepted;

(d)pay and discharge prior to delinquency all taxes, assessments and governmental charges or levies imposed upon Borrower and the Property, including without limitation taxes, assessments, charges or levies relating to real and personal property, franchises, income, unemployment, old age benefits, withholding, or sales or use, prior to the date on which penalties attach thereto, and all lawful claims (whether for any of the foregoing or otherwise) which, if unpaid, might give rise to a Lien upon any Property, except any of the foregoing which is being contested in good faith and by appropriate proceedings and for which Borrower has established adequate reserves.

(e) establish and maintain its primary deposit accounts with the Lender and maintain sufficient funds therein so that the monthly Loan payments can be debited by the Lender when due,

(f)keep and maintain at all times at Borrower's address stated in this Agreement, or such other place as Lender may approve in writing, complete, proper and accurate records and books of account in which full, true and correct entries shall be made in accordance with GAAP reflecting the results of the operation of the Property, and copies of all written contracts, leases and other instruments which affect any Property.  Such records, books of account, contracts, leases and other instruments shall be subject to examination, inspection and copying by Lender at any reasonable time by Lender with prior notice to Borrower.  Prior to any Event of Default, the cost of same shall be borne by Borrower only once during any twelve month period during which the Obligations remain unpaid.  From and after an Event of Default (which term shall include the passage of applicable grace and cure periods), no prior notice need be given, and all reasonable out-of-pocket costs thereof shall be borne by Borrower.

7.BORROWER'S NEGATIVE COVENANTS.  Borrower will not without the prior written consent of Lender any time:

(a)permit the ratio obtained by dividing (i) the Loan balance by (ii) the value of the Property, as determined by the most recent appraisal obtained by and approved by the Lender, to be more than 0.65:1.0 (65%) at any time, with the understanding that in the absence of an Event of Default or the Lender’s reasonably deeming itself insecure based on identified tangible evidence, any new appraisals may be required only as mandated by law or applicable governmental authority;

(b)permit Amphastar’s Debt Service Coverage Ratio to be less than 1.50:1.00, measured as of the end of each fiscal year during the Loan term, based upon Amphastar’s consolidated financial reports delivered by Borrower as required under this Agreement.  "Debt Service Coverage Ratio" shall mean, as of any reference date, the ratio of Amphastar’s consolidated net profit before taxes for the preceding twelve month period to Amphastar’s consolidated debt service expenses (meaning the sum of the payments of principal and interest made by Amphastar and its subsidiaries, including the Borrower, as well any other indebtedness for borrowed money, as reflected in its consolidated financial statements provided to the Bank) for the same period, all as determined in accordance with GAAP.”

(c)create, permit to be created or suffer to exist any Lien upon the Property, now owned or hereafter acquired, except the following (“Permitted Encumbrances”): (i) as permitted by the Security Documents or (ii) in favor of the Lender;

(d)assume, guaranty, endorse or otherwise become directly or contingently liable in respect of (including without limitation by way of agreement, contingent or otherwise, to purchase, provide funds to or otherwise invest in a debtor or otherwise to assure a creditor against loss), any Indebtedness (except guaranties by endorsement of instruments for deposit or collection in the ordinary course of business) of any Person, except in favor of the Lender and except for such indebtedness or liabilities as are existing and have been disclosed to lender prior to the date hereof, provided however, no such indebtedness or liability (other than in favor of the Lender) may be secured by a lien or other encumbrance on the Property;

(e)use any Loan proceeds to purchase or carry any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or invest in or purchase any stock or securities of any Person, except readily marketable direct obligations of, or obligations guarantied by, the United States of America or any agency thereof or time deposits with or certificates of deposit issued by the Lender or for any other purpose than as set forth in Section 1(f) hereof;

(f)directly or indirectly, without the prior written consent of Lender in each instance:  (a) sell, convey, assign, transfer, lease, option, mortgage pledge, hypothecate or dispose of the Property, or any part thereof or interest therein, except as expressly permitted by the terms of the Security Documents; or (b) create or suffer to be created or to exist any lien, encumbrance, security interest, mortgage, pledge, restriction, attachment or other charge of any kind upon the Property, or any part thereof or interest therein, except for Permitted Encumbrances or as set forth in Paragraph 3 hereof; or

(g)directly or indirectly, without the prior written consent of Lender in each instance (a) merge into or consolidate with any other entity; (b) make any substantial change in the nature of Borrower’s business as conducted as of the date hereof; (c) acquire all or substantially all of the assets of any other entity or (d) sell, lease, transfer or otherwise dispose of all or a substantia or material portion of Borrower’s assets except in the ordinary course of business.

8.ADDITIONAL COVENANTS AND ASSURANCES.

(a)Borrower will notify Lender, at least thirty (30) days prior to any such event, of any change in Borrower's exact legal name, any change in its place(s) of business or its establishment of any new place of business or office where its records with respect to the Property are kept.

(b)At Lender's written request, Borrower at its expense (i) will promptly and duly execute and deliver such documents and assurances and take such actions as may be reasonably necessary or desirable or as Lender may reasonably request in order to correct any defect, error or omission which may at any time be discovered or in order to more effectively carry out the intent and purpose of this Agreement and to establish, perfect and protect Lender's rights and remedies created or intended to be created hereunder and (ii) without limiting the generality of the above, authorizes the Lender to file financing and continuation statements pursuant to the Uniform Commercial Code in connection with the security interest granted by the Borrower to the Lender under the Security Documents, or other notices appropriate under applicable federal or state law in form satisfactory to Lender and filing the same in all public offices and jurisdictions wherever and whenever reasonably requested by Lender.

(c)Any and all deposits or other sums at any time credited by or due from Lender to Borrower shall at all times constitute security for Obligations and may be set-off against any Obligations at any time after demand or following an Event of Default whether or not they are then due or other security held by Lender is considered by Lender to be adequate.  Any and all instruments, documents, policies and certificates of insurance, securities, goods, accounts, choses in action, general intangibles, chattel paper, cash, property and the proceeds thereof (whether or not the same are the Lender’s collateral or proceeds thereof) owned by Borrower or in which Borrower has an interest, which now or hereafter are at any time in possession or control of Lender or in transit by mail or carrier to or from Lender or in the possession of any third party acting in Lender's behalf, without regard to whether Lender received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Lender had conditionally released the same, shall constitute security for Obligations and may following an Event of Default be applied at any time to Obligations which are then owing, whether due or not due.  Borrower acknowledges that the Lender shall at all time have “control,” as such term is defined in Section 9-104 of the Uniform Commercial Code, of all such deposits and other credits.  The Lender shall be entitled to presume, in the absence of clear and specific written notice to the contrary hereinafter provided by Borrower to Lender that any and all deposits maintained by Borrower with Lender are general accounts as to which no person or entity other than Borrower has any legal or equitable interest whatsoever.

(d)It is expressly understood and agreed that all of the rights of Lender contained in this Agreement shall likewise apply, insofar as applicable, to any modification of or supplement to this Agreement and to any other agreements between Lender and Borrower.

(e)The Borrower authorizes the Lender to complete this Agreement if delivered incomplete in any respect.  This Agreement may be transmitted to Lender or its counsel by facsimile machine or by electronic mail in portable document format ("pdf") and signature(s) appearing on faxed instruments and/or electronic mail instruments shall be treated as the original signature(s).  The Borrower shall deliver the original Agreement to the Lender, but the failure to deliver said original Agreement shall not affect the validity, enforceability or binding effect hereof.

9.LOANS PAYABLE UPON DEFAULT: The occurrence of one or more of the following events (each, an “Event of Default”) shall be an Event of Default under this Agreement:

(a)failure by Borrower to pay any amount due under the Note within ten (10) days following the due date thereof or any other Loan Document executed by Borrower in connection herewith beyond applicable notice, grace and cure periods;

(b)failure by Borrower to pay within thirty (30) days following demand (or when due after the expiration of applicable notice and cure periods, if not payable on written demand) any other Obligation;

(c)failure by Borrower to perform, discharge, observe or comply with any Obligation (other than for payment or the occurrence of any of the other Events of Default enumerated hereunder) in accordance with the terms thereof and, if such default is susceptible of cure, the Borrower has failed to cure such default within thirty (30) days (or if such other obligation, covenant, condition or agreement cannot be cured within such thirty (30) day period, and provided that Borrower has promptly initiated a cure and diligently prosecutes such cure and the failure to effect such cure does not have a material adverse effect on the Loan, the Borrower, or the Property, then the thirty (30) day period specified herein shall be expanded to such period of time as may be reasonably required to effect such cure), or the occurrence of any event of default under any other Loan Document, subject to the expiration of applicable cure or grace periods;

(d)any material representation, warranty or statement of Borrower to Lender heretofore, now or hereafter knowingly made in connection with any Obligation (including without limitation any made any other Loan Document or in a document provided by Borrower under Section 4) is found to have been false or misleading in any material respect as of the time when made;

(e)occurrence of any event of default as defined in any other instrument evidencing or governing Indebtedness in a material amount of Borrower (other than Obligations) now or hereafter outstanding which entitles any holder or trustee of such Indebtedness to accelerate its maturity and which is not cured as provided thereby;

(f)Borrower's liquidation, termination, or dissolution merger or consolidation with any other entity, or the transfer or sale of the equity ownership interest in Borrower (except as expressly permitted herein or in any of the Loan Documents) or upon a material change in Borrower’s management without the Lender’s prior consent, which shall not be unreasonably withheld or delayed.

(g)commencement by Borrower of a voluntary proceeding seeking relief with respect to itself or its debts under any Bankruptcy, insolvency or other similar law, or seeking appointment of a trustee, receiver, liquidator or other similar official for Borrower or any substantial part of Borrower's assets; or Borrower's consent to any of the foregoing in an involuntary proceeding against Borrower; or Borrower shall generally not be paying its debts as they become due or admit in writing its inability to do so; or an assignment for the benefit of, or the offering to or entering into by Borrower of any composition, extension, reorganization or other agreement or arrangement with, Borrower's creditors;

(h)commencement of an involuntary proceeding against Borrower seeking relief with respect to Borrower or Borrower's debts under any Bankruptcy, insolvency or other similar law, or seeking appointment of a trustee, receiver, liquidator or other similar official for Borrower or any substantial part of its assets,  which proceeding remains undismissed and unstayed for sixty ninety  (60) days; or entry of an order for relief against Borrower in any such proceeding;

(i)service upon Lender of a writ naming Lender as trustee for Borrower, or of any other similar process of attachment;

(j)entry beyond all applicable appeal periods of any uninsured or unbonded final judgment or judgments against Borrower in an amount in excess of $250,000 that is not satisfied within thirty (30) days of such entry;

(k)attachment of any Lien not expressly permitted hereunder upon the Property not in favor of Lender without Lender's prior written consent, unless such Lien is being diligently contested by Borrower and cash reserves have been set aside or contributed by Borrower’s owners to cover the amount of such Lien and further provided that no such Lien takes priority over any Lien or security interest granted to the Lender by Borrower;

(l)entry of any court order which enjoins, restrains or in any way prevents Borrower from conducting all or any material part of Borrower's business or materially and adversely affects the Property;

(m)any loss, theft, damage or destruction to or of any material asset(s) of Borrower in excess of $250,000 and not covered by insurance;

(n)reclamation or repossession of any material portion of asset(s) of Borrower unless paid for or replaced by contributions from Borrower’s owners;

(o)there shall occur and be continuing any Reportable Event which constitutes grounds for termination of or for appointment by a United States district court of a trustee to administer any Plan; the PBGC shall institute proceedings to terminate or to appoint a trustee to administer any Plan; a United States district court shall appoint a trustee to administer any Plan; or any Plan shall be terminated in circumstances giving rise to liabilities having a material adverse effect on Borrower's financial condition;

(p)Borrower’s conviction of any illegal activity, whether or not related to the business of the Borrower, that is reasonably likely to subject the assets of the Borrower to (i) a restraining order or any form of injunction issued by any federal or state court that prevents Borrower from conducting its business or from fulfilling any of its obligations hereunder or the Loan Documents or (ii) seizure or forfeiture or confiscation by any federal or state government instrumentality;

(q)the occurrence of any of the foregoing events described above with respect to Amphastar,  or the termination or repudiation by Amphastar of its guaranty of the Obligations;

(q)the Lender's reasonable determination that there has been a material adverse change in the condition or affairs (financial or otherwise) of Borrower, Amphastar or the Property, which in the opinion of the Lender, exercised in good faith, materially increases its risk or the risk that the prospects for timely or full payment or performance of the Obligations have been impaired, or that the value of the Property may be inadequate to fully secure the Obligations;

(r) the occurrence of a material event of default under Borrower’s commercial line of credit loan arrangements with the Lender, or  the occurrence of a material event of default under Amphastar’s or any of Borrower’s affiliates’ respective loan arrangements with Lender; or

(s)the termination for any reason by the Borrower or any of its affiliates of their respective commercial line of credit loan arrangements with Lender.

10.LENDER'S RIGHTS AND REMEDIES AFTER DEFAULT(a) Following and during the continuance of an Event of Default, all Obligations shall be accelerated and become immediately due and payable at Lender's option without further notice or demand to Borrower; Lender may proceed to enforce payment of any of the foregoing and shall have and may exercise any and all rights under the Uniform Commercial Code or which are afforded to Lender herein, under the Loan Documents or otherwise, including but not limited to its rights to foreclose the Security Documents; and all Obligations (including without limitation principal, interest accrued to the time of demand, amounts payable under Section 11(a) or upon entry of any judgment) shall bear interest payable on demand at the rate per annum of five percent (5%)

in excess of the rate provided in Section 1(b); and in the event that Lender elects to exercise its remedies under the Security Documents, Borrower shall remain liable to Lender for any deficiency.

(b)Any Event of Default of this Agreement by Borrower shall constitute, likewise, an Event of Default by Borrower and Amphastar and any of Borrower’s affiliates of any of their other existing agreements with Lender, and any Event of Default by Borrower or Amphastar or any of Borrower’s affiliates under any other agreement with Lender shall constitute an Event of Default under this Agreement.

(c) If Lender elects to waive a particular Event of Default, including a covenant violation, which election shall be at Lender’s sole discretion, Lender reserves the right to condition any such waiver upon the Borrower’s payment of Lender’s standard Covenant Violation Fee in effect at the time of such waiver.

11.ATTORNEYS FEES, INDEMNIFICATION, ETC.  (a) Borrower shall pay to Lender on demand any and all reasonable out of pocket counsel fees and other reasonable expenses reasonable incurred by the Lender in connection with the preparation, interpretation, enforcement, administration, or amendment of this Agreement, documents relating thereto or modifications thereof, and any and all expenses, including, all reasonable attorneys' fees and out–of-pocket expenses, and all other reasonable expenses of like or unlike nature which may be expended by the Lender to obtain or enforce payment either as against, Borrower or in the prosecution or defense of any action or concerning any matter growing out of or connected with the subject matter of this Agreement, the Obligations or any of Lender's rights or interests therein or thereto, including, without limiting the generality of the foregoing, any reasonable counsel fees or reasonable out of pocket expenses incurred in any Bankruptcy or insolvency proceedings, and all reasonable costs and expenses incurred or paid by Lender in connection with the administration, supervision, protection or realization on any security held by Lender for the Obligations, whether such security was granted by Borrower or by any other person primarily or secondarily liable (with or without recourse) with respect to such debt, and all reasonable out of pocket  costs and expenses incurred by Lender in connection with the defense, settlement or satisfaction of any action, claim or demand asserted against Lender in connection with the Obligations.

(b)In the absence of gross negligence or willful misconduct, neither Lender nor any nor any of its attorneys, agents or representatives shall be liable to Borrower or any other Person for any act or omission, any mistake of fact or any error of judgment in exercising any right or remedy granted herein.

12.CAPITAL ADEQUACY.If after the date hereof, Lender determines that (i) the adoption of any applicable law, rule, or regulation regarding capital requirements for Lenders or Lender holding companies or the subsidiaries thereof, (ii) any change in the interpretation or administration of any such law, rule or regulation by any governmental authority, central Lender, or comparable agency charged with the interpretation or administration thereof, or (iii) compliance by Lender or its holding company with any request or directive of any such governmental authority, central Lender or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Lender's capital to a level below that which Lender could have achieved (taking into consideration Lender's and its holding company's policies with respect to capital adequacy immediately before such adoption, change, or compliance and assuming that Lender's capital was fully utilized prior to such adoption, change, or compliance) but for such adoption, change, or compliance as a consequence of Lender's making advances pursuant hereto by any amount deemed by Lender to be material:

(a)Lender shall promptly, after Lender's determination of such occurrence, give written notice thereof to Borrower.

(b)Unless Borrower elects to repay (without penalty) all Obligations outstanding under this Agreement, Borrower shall pay to Lender as an additional fee from time to time, on written demand, such amount as Lender certified to be the amount that will compensate Lender for such reduction.

(c)A certificate of Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error.  Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to Lender, and the method by which such amounts were determined.  In determining such amount, Lender may use any reasonable averaging and attribution method, and the payment of such amount by Borrower shall not be subject to a prepayment penalty, fee or charge.

13.MISCELLANEOUS PROVISIONS(a) Notices by Lender under Sections 1 or 2 may be in writing or by telephone (provided they are confirmed in writing, with the understanding that the tolling of any time or grace periods shall run from the date of written notice). Unless otherwise specified herein, all notices hereunder shall be in writing, and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, and addressed to the addresses set forth on page one hereof.  Notice to Lender shall be sent to Cathay Bank, 9650 Flair Drive, El Monte, CA 91731, Att: Kenneth Chan, Vice President, Business Development Department, and to Siri F. Boreske, Esq., 189 Bay State Road, Boston, Massachusetts 02215.  Notice to Borrower shall be sent to Armstrong Pharmaceuticals, Inc., c/o Amphastar Pharmaceuticals, Inc., 11570 Sixth Street, Rancho Cucamonga, CA 91730, Att:  General Counsel.  Written notices and communications shall be effective and shall be deemed received on the day when delivered by hand; on the next day if by commercial courier and on the third day after sending if by registered or certified mail, postage prepaid.

(b)No failure to exercise and no delay in exercising on the part of Lender, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right or remedy.  Waiver by Lender of any right or remedy on any one occasion shall not be construed as a bar to or waiver thereof or of any other right or remedy on any future occasion.  Without limiting the generality of the foregoing, Borrower expressly agrees that no failure by Lender to detect or to communicate with Borrower or take action in response to any failure by Borrower to perform or observe any Obligation shall operate as a waiver of any right or remedy of Lender; Lender's rights and remedies hereunder, under any agreement or instrument supplemental hereto or under any other agreement or instrument shall be cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

(c)This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors and assigns; PROVIDED THAT except as otherwise expressly permitted hereunder, Borrower may not assign or transfer any rights or Obligations hereunder without Lender's prior written consent.

(d)The headings contained herein are for convenience only and shall not affect the construction hereof.  If one or more provisions of this Agreement (or the application thereof) shall be invalid, illegal or unenforceable in any respect in any jurisdiction, the same shall not, to the fullest extent permitted by applicable law, invalidate or render illegal or unenforceable such provision (or its application) in any other jurisdiction or any other provision of this Agreement (or its application).  This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or verbal communications or instruments relating thereto.

(e)This Agreement shall continue in full force and effect so long as any of the Obligations remains outstanding or has not been fully and finally paid, performed or satisfied.

(f)Borrower acknowledges that the transactions contemplated hereby are commercial transactions and waives, to the fullest extent it may do so under applicable law and subject to Section 10(b), such rights as it may have or hereafter have to notices and/or hearings under applicable Federal or state laws relating to exercise of any of Lender's rights, including without limitation the right to deprive Borrower of or affect its use, possession or enjoyment of property prior to rendition of a final judgment against Borrower.

14.GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, LENDER’S ELECTION TO ARBITRATE  AND CERTAIN DAMAGES

(a)This Agreement shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

(b)Borrower irrevocably submits to the non-exclusive jurisdiction of any Federal or state court sitting in Boston, Massachusetts over any suit, action or proceeding arising out of or relating to this Agreement.  Borrower irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum.  Borrower irrevocably appoints the Secretary of State of the Commonwealth of Massachusetts as its authorized agent to accept and acknowledge on its behalf any and all process which may be served in any such suit, action or proceeding, consents to such process being served by (i) mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to Borrower's address shown above or (ii) by serving the same upon such agent and agrees that such service shall in every respect be deemed effective service upon Borrower, but only if and in the event the Lender is unable to effect regular service upon Borrower at the address set forth above or at such other address as Borrower may subsequently designate as its principal place of business.

(c) BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMEN, AND EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY

RIGHT IT MAY HAVE OR HEREAFTER HAVE TO SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.  Borrower hereby certifies that neither Lender nor any of its representatives, agents or counsel has represented, expressly or otherwise, that Lender would not, in the event of any such suit, action or proceeding, seek to enforce the foregoing waivers and acknowledges that it has read the provisions of this Agreement and has consulted legal counsel; understands the rights it is granting in this Agreement and is waiving in this Section 14(c) in particular; and makes the above waiver knowingly, voluntarily and intentionally.

ARMSTRONG PHARMACEUTICALS, INC.
By:	/s/ JACK Y. ZHANG
Jack Y. Zhang, Chief Executive Officer

CATHAY BANK
By:	/s/ KENNETH CHAN
Kenneth Chan, Vice President

ARMSTRONG PHARMACEUTICALS, INC.

SECRETARY'S CERTIFICATE

The undersigned Secretary of Armstrong Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), does hereby certify to Cathay Bank (the Bank”) on behalf of the Corporation that:

1. The Articles of Incorporation and By-laws of the Corporation previously delivered to the Bank have not been amended or modified and, on the date hereof, are in full force and effect, and no proceedings for the amendment, modification or rescission of the Articles of Incorporation or by-laws are pending or contemplated.

2. Attached hereto as Exhibit “A” is a true, correct and complete copy of certain resolutions duly adopted by written consent of the Directors of the Corporation; said resolutions have not been revoked, rescinded or modified and, at the date hereof, are in full force and effect.

3. The following person is, on and as of the date hereof, a qualified and acting Officer of the Corporation and holds the titles set forth opposite his name, and the signature appearing opposite his name is his genuine signature:

Chief Executive Officer: Jack Y. Zhang                  /s/ JACK Y. ZHANG____________

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 14th day of August, 2017.

By:	/s/ JASON B. SHANDELL
Jason Shandell, Secretary

EXHIBIT “A”

CONSENT OF DIRECTORS

OF

ARMSTRONG PHARMACEUTICALS, INC.

The undersigned, being the Directors of Armstrong Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), hereby adopt as of the 14th day of August, 2017 the following actions and resolutions:

WHEREAS, it is in the best interest of the Corporation to borrow such amounts from Cathay Bank (“the Bank ”) and to secure such loan by a mortgage on certain property owned by the Corporation and located at 25 John Street, Canton, MA (the “Property”) as the Chief Executive Officer deems appropriate and in the best interests of the Corporation;

NOW THEREFORE, BE IT RESOLVED, that the Corporation be, and hereby is, authorized and empowered to refinance the existing loan from the Bank and enter into a new loan transaction for a ten year term loan in the principal amount of $7,865,000 and to borrow such sum from Bank and in connection therewith to execute such loan documents (the “Loan Documents”) as may be necessary or appropriate, including but not limited to a Commercial Real Estate Term Note, a Loan Agreement, a Mortgage  and Security Agreement, a Collateral Assignment of Leases and Rents, an Environmental Indemnity Agreement and such other documents as the Bank and its counsel  may require;

FURTHER RESOLVED, that the Chief Executive Officer of the Corporation, be, and hereby is, authorized and empowered to negotiate, execute and deliver on behalf of the Corporation and as an official act of the Corporation the Loan Documents, and such other documents as may be required by the Bank as a condition to the Loan, the form of said documents to be in form as the Chief Executive Officer of the Corporation shall deem necessary, and the signature of the Chief Executive Officer of the corporation being conclusive evidence of the Corporation’s agreement to the form of such documents;

FURTHER RESOLVED, that all actions heretofore taken by the Chief Executive Officer for and on behalf of the Corporation be, and hereby are, authorized, ratified and confirmed in all respects.

2

AMPHASTAR PHARMACEUTICALS, INC.

SECRETARY'S CERTIFICATE

The undersigned, Secretary of Amphastar Pharmaceuticals, Inc., a Delaware corporation with a principal place of business at 11570 Sixth Street, Rancho Cucamonga, CA 91730, hereby certifies that by unanimous written consent of its Directors, the following resolutions were adopted:

"Resolved:  That the Chief Executive Officer, be and he hereby is authorized and empowered on behalf of this Corporation:

To authorize the Corporation to guaranty the obligations of the Corporation’s subsidiary, Armstrong Pharmaceuticals, Inc. (the “Borrower”) to Cathay Bank (“Lender”) (it being determined that the delivery of such guaranty is in furtherance of this Corporation’s purposes);

To make, execute, seal, acknowledge and deliver, in the name of this Corporation, guarantees, and all other instruments, documents and agreements required by Lender in connection with, or to give effect to, any of the powers and authority herein granted and to amend the same, from time to time, all such notes and other instruments, documents, and agreements, to be in such form and on such terms and conditions as said officer shall, by his execution and delivery thereof, deem satisfactory; hereby ratifying approving and confirming all that said officer has done or may do in the premises; and that the Board of Directors may, from time to time, delegate the authority hereinbefore granted to such additional officers or agents of this Corporation as the Board of Directors may determine; and

That all resolutions relative to the authority of any officer or other agent to act on behalf of his Corporation in any dealing or transaction with the Lender shall remain in full force and effect until written notice of modification thereof shall be received by Lender and that the Lender may conclusively rely on the signatures of the officers or agents designated in such resolutions until notified in writing by the Secretary of this Corporation of any change in such officers or agents and thereafter the Lender may conclusively rely on the signatures of the successors in office."

I further certify that the foregoing resolution has not been altered, amended or rescinded but remains in full force and effect and that the person currently authorized and empowered to act thereunder and his specimen signature is as follows:

Chief Executive Officer:	/s/ JACK Y. ZHANG
Jack Y. Zhang

WITNESS my hand and the seal of said Corporation this 14th day of August, 2017.

/s/ JACOB LIAWATEDEWI
Jacob Liawatedewi, Secretary

2

CORPORATE GUARANTY

This GUARANTY, dated as of this 14th day of August, 2017 by Amphastar Pharmaceuticals, Inc., a Delaware corporation with a principal place of business at 11570 Sixth Street, Rancho Cucamonga, CA 91730 (hereinafter referred to as "Guarantor”), in favor of Cathay Bank, a California banking corporation having an address at 9650 Flair Drive, El Monte, CA 91731 (the "Lender").

WHEREAS, the Lender has agreed to extend credit to the Guarantor’s subsidiary, Armstrong Pharmaceuticals, Inc. (the “Borrower”), pursuant to a certain Loan Agreement dated as of even date herewith (the “Loan Agreement”) subject to certain terms and conditions, including the requirement that the Guarantor shall have guaranteed the “Obligations” (as such term is defined in the Loan Agreement).  Guarantor will derive substantial direct and indirect benefit from the loan to Borrower contemplated by the Loan Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to extend credit to the Borrower, Guarantor hereby agrees as follows:

SECTION 1. Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the Obligations of the Borrower to the Lender, whether for principal, interest, fees, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by the Lender in enforcing any rights under this Guaranty or any other Loan Document, as such term is defined in the Loan Agreement.  Without limiting the generality of the foregoing, Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations that would be owed by the Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

SECTION 2.  Guaranty Absolute.  Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto.  The Obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other the Borrower or any other guarantor or surety for the Obligations, and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other guarantor or endorser, or whether the Borrower or any or any other guarantor or surety for the Obligations is joined in any such action or actions.  The liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a)any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to Borrower;

(c)any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other assets of Borrower or any other guarantor or surety for the Obligations;

(e)any change, restructuring or termination of the corporate structure or existence of Borrower or Guarantor; or

(f)any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Lender that might otherwise constitute a defense available to, or a discharge of, the Borrower, Guarantor or any other guarantor or surety for the Obligations.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of the Borrower or any other guarantor or surety for the Obligations, or otherwise, all as though such payment had not been made.

SECTION 3.  Waiver and Acknowledgements.  (a) Guarantor hereby waives, to the fullest extent permitted under applicable law, promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Lender protect, secure, perfect or insure any lien or any collateral subject thereto or exhaust any right or take any action against Borrower or any other guarantor or surety for the Obligations, or any collateral securing the Obligations; (b) Guarantor waives, to the fullest extent permitted under applicable law, any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future; and (c)  Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Section 3 are knowingly made in contemplation of such benefits.

SECTION 4.  Subrogation of Claims and Subordination of Indebtedness.

(a) Guarantor will not exercise any rights that it may now or hereafter acquire against the Borrower or any other guarantor or surety for the Obligations that arise from the existence, payment, performance or enforcement of Guarantor’s Obligations under this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Lender against the Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash.  If any amount shall be paid to Guarantor in violation of the preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising.

(b) Any obligations now or hereafter owed to Guarantor by Borrower or any other guarantor of Borrower’s Obligations to Lender is not and will not be represented by any notes or other negotiable instruments, except such notes or negotiable instruments, if any, as have either been endorsed and delivered by the Guarantor to Lender or expressly legended as being subordinated to Borrower’s (or as applicable such other guarantor’s) obligations to Lender.  The Guarantor hereby subordinates all such indebtedness to Guarantor to any and all indebtedness now or hereafter owing by the Borrower to Lender, and except as may be expressly consented to in writing by Lender, agrees not to demand, accept or receive any payment of principal or interest upon or on account of the indebtedness so subordinated or any collateral therefor, until all indebtedness of the Borrower to Lender has been paid in full. Should any payment not permitted hereunder be received by Guarantor for or on account of such subordinated indebtedness prior to the satisfaction of all said obligations of Borrower to Lender, Guarantor will forthwith deliver the same to Lender, and until so delivered, the same shall be held in trust by the Creditor as the property of Lender.

SECTION 5.  Payments Free and Clear of Taxes, Etc.  (a) Any and all payments by any Guarantor hereunder shall be made free and clear of and without deduction for any and all present or future taxes or other charges.  If Guarantor shall be required by law to deduct any taxes or other charges from or in respect of any sum payable hereunder to the Lender, (i) the sum payable by Guarantor shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Guarantor shall make such deductions and (iii)  Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.  Guarantor shall indemnify the Lender for and hold it harmless against the full amount of taxes or other charges paid by the Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.  Payment of any amounts subject to this indemnification shall be made within ten (10) days from the date the Lender makes written demand therefor.

SECTION 6.  Representations and Warranties.  Guarantor hereby represents and warrants as follows:

(a)Guarantor (i) is a Delaware corporation duly formed and validly existing under the laws of Delaware;  (ii) is duly qualified in each jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not reasonably be expected to have a material adverse effect and (iii) has all requisite power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(b)The execution, delivery and performance by Guarantor of this Guaranty are within Guarantor’s powers, have been duly authorized by all necessary  manager and member votes or consents, and do not (i) contravene Guarantor’s charter documents, (ii) violate any, rule, regulation, order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting Guarantor, or any of its properties or (iv) result in or require the creation or imposition of any lien or encumbrance upon or with respect to any of the properties of Guarantor or Borrower other than in favor of Lender.  Neither Guarantor nor any Borrower is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could reasonably be expected to have a material adverse effect on either the Guarantor’s or Borrower’s financial condition or business operations or prospects.

(c)No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by Guarantor of this Guaranty or any other Loan Document to which Guarantor is a party and (ii) to the best of Guarantor’s knowledge, the exercise by the Lender of its rights under this Guaranty or any other Loan Document to which Guarantor is a party.

(d)There is no action, suit, investigation, litigation or proceeding affecting Guarantor, including any environmental action proceeding or investigation, pending or to the best of Guarantor’s knowledge threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a material adverse effect on either the Guarantor’s or Borrower’s financial condition or business operations or prospects. or (ii) purports to affect the legality, validity or enforceability of this Guaranty or any other Loan Document to which such Guarantor is a party.

(e)This Guaranty and each other Loan Document to which Guarantor is a party has been duly executed and delivered by Guarantor.  This Guaranty and each other Loan Document to which Guarantor is a party is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors’ rights generally or by general equitable principles. Respectively.  This Guaranty may be transmitted to Lender or its counsel by facsimile machine or by electronic mail in portable document format ("pdf") and signature(s) appearing on faxed instruments and/or electronic mail instruments shall be treated as the original signature(s).  The Guarantor shall deliver the original  Guaranty to the Lender, but the failure to deliver said original Guaranty shall not affect the validity, enforceability or binding effect hereof.

(f)There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

(g)Guarantor has, independently and without reliance upon the Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and Guarantor has established adequate means of obtaining from the Borrower on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of the Borrower.

SECTION 7.  Covenants and Financial Information; Cross-Default.   Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, Guarantor will at all times perform or observe, and will cause Borrower to perform or observe, all of the terms, covenants and agreements that the Loan Documents state or require that the Borrower is to cause Guarantor to perform or observe, including but not limited to providing Lender with the financial and other reports required to be provided by Guarantor under Section 4 of the Loan Agreement.    Guarantor further acknowledges and agrees that the Guaranteed Obligations are cross defaulted with any obligations of Guarantor to Lender, such that an event of default under the Guaranteed Obligations will be an event of Default under Guarantor’s obligations to Lender, and any event of default under Guarantor’s obligations to Lender will give rise to an event of default under the Guaranteed Obligations.

SECTION 8.  Amendments, Etc.  No amendment or waiver of any provision of this Guaranty and no consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender.   Delivery by telecopier or electronic transmission of an executed counterpart of any amendment or waiver of any provision of this Guaranty shall be effective as delivery of a manually executed counterpart thereof.

SECTION 9.  Notices, Etc.  All notices and other communications provided for hereunder shall be in writing and mailed, or delivered to it by certified mail or overnight delivery service, if to Guarantor, to Borrower at Borrower’s address set forth in the Loan Agreement and if to the Lender, at its address specified in the Loan Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party.  All such notices and other communications shall, when mailed, telecopied, emailed or sent by courier, be effective when deposited in the mails, transmitted by telecopier, electronic transmission confirmed by telex or electronic answerback or confirmation or delivered to the overnight courier.

SECTION 10.  No Waiver; Remedies.  No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 11.  Indemnification.  Without limitation on any other Guaranteed Obligations of Guarantor or remedies of the Lender under this Guaranty, Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Lender from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the reasonable fees and disbursements of the Lender’s legal counsel) suffered or incurred by the Lender as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with their terms.

SECTION 12.  Continuing Guaranty; Assignments under the Loan Agreement This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the final termination of the Loan Agreement; (b) be binding upon Guarantor, its successors and assigns; and (c) inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c) the Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreement (including, without limitation, all or any portion of the loans owing to it and the Loan Documents) to any other person or party, and such other person or party shall thereupon become vested with all the benefits in respect thereof granted to Lender herein or otherwise, in each case as and to the extent provided in the Loan Documents.  Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

SECTION 13.Massachusetts Law.  This Agreement is intended to take effect as a sealed instrument and has been executed or completed and is to be performed in Massachusetts, and it and all transactions thereunder or pursuant thereto shall be governed as to interpretation, validity, effect, rights, duties and remedies of the parties thereunder and in all other respects by the domestic laws of Massachusetts.

SECTION 14   California Venue    The Guarantor irrevocably (a) submits to the nonexclusive jurisdiction of any federal or state court sitting in California, over any suit, action or proceeding arising out of or relating to this Agreement and (b) waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum.

SECTION 15.JURY WAIVER.  THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS GUARANTY, THE OBLIGATIONS HEREUNDER, AND ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH, AS WELL AS ANY RIGHT IT MAY HAVE OR HEREAFTER HAVE TO SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

IN WITNESS WHEREOF, Guarantor has caused this Agreement to be executed under seal as of the day and year first written above.

AMPHASTAR PHARMACEUTICALS, INC.
By:	/s/ JACK Y. ZHANG
Jack Y. Zhang, Chief Executive Officer

August 14, 2017

Cathay Bank

9650 Flair Drive

El Monte, CA 91731

Re:$7,865,000 real estate term loan to Armstrong Pharmaceuticals, Inc.

Gentlemen and Ladies:

This letter authorizes you to disburse the funds under the above loan arrangement as set forth on Exhibit A attached hereto.

Very truly yours,

Armstrong Pharmaceuticals, Inc.
By:	/s/ JACK Y. ZHANG
Jack Y. Zhang, Chief Executive Officer

Disbursements
1	Siri F. Boreske, Esq,	Cathay Bank counsel
	Legal Fees		$ 6,250.00
	Registry recording fees		$ 465.00
	Municipal lien certificate (Town of Canton)		$ 100.00
	Certifcates of Legal existence (MA & Del)		$ 176.00
			$ 6,991.00	$ (6,991.00)
2	Marsh Moriarty Ontell & Golder
	Title Policy Premium @$1.15 per $1,000 including ALTA 3.1 zoning		$ 9,044.75
	Title examination, rundown and recording services		$ 250.00
	Photocopies and courier /Fedex to Registry		$ 22.00
			$ 9,316.75	$ (9,316.75)
3	Cathay Bank
	Upfront Loan Fee		$ 19,662.50
	Appraisal Fee		$ 5,000.00
	Appraisal Review Fee		$ 800.00
	Environmental Report fee		$ 300.00
	Tax Service Fee		$ 810.00
			$ 26,572.50	$ (26,572.50)

4	Cathay Bank (prior mortgage principal balance )		$ 4,301,029.31	$ (4,301,029.31)

5	Cathay Bank (accrued interest thru 8/14/17)	(p.d @647.5439 thereafter)	$ 3,237.72	$ (3,237.72)

	Total Funds Available		$ 7,865,000.00
	Total Disbursements		$ (4,347,147.28)	$ (4,347,147.28)

	Net Cash Proceeds Available to Borrower		$ 3,517,852.72

MORTGAGE AND SECURITY AGREEMENT

(Property Address: 25 John Road, Canton, MA)

THIS MORTGAGE (hereinafter referred to as this "Mortgage") is made and entered into as of this 14th day of August, 2017 between Armstrong Pharmaceuticals, Inc. a Delaware corporation with a principal place of business at 25 John Road, Canton, Massachusetts 02021  (hereinafter referred to as "Borrower" or the “Mortgagor”), as grantor or mortgagor, to Cathay Bank, a California banking corporation having an address at 9650 Flair Drive, El Monte, CA 91731 (the “Lender”), as the grantee or mortgagee.

NOW THEREFORE, IN CONSIDERATION OF GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency whereof are hereby acknowledged by Borrower, and in order to secure the Secured Obligations (as hereinafter defined), Borrower does hereby grant, bargain, sell, transfer, assign, mortgage and convey unto Lender, and its successors and assigns, with MORTGAGE COVENANTS, all of the following described property (hereinafter collectively referred to as the "Property", which term shall expressly exclude any revenues from the Borrower’s business operations, with any parcel comprising the Property also being referred to as a “Property”):

(a)The real property consisting of the land and the building located at 25 John Road, Canton, Norfolk County, Massachusetts and more particularly described in Exhibit  A attached hereto and by this reference made a part hereof, together with all right, title and interest of Borrower, including any after-acquired title or reversion, in and to the rights-of-ways, streets and alleys adjacent thereto, and all easements, rights-of-way, licenses, operating agreements, strips and gores of land, vaults, streets, ways, alleys, passages, sewers, sewer rights, waters, water courses, water rights and powers, oil, gas and other minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the land or under or above same, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating to or appertaining to said tract or parcel of land or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower and the reversion and reversions, remainder and remainders, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of the Borrower of, in and to the same (hereinafter referred to as the "Land"); and

(b)All buildings, structures, parking areas, landscaping, and other improvements of every nature now or hereafter situated, erected or placed on the Land (hereinafter referred to as the "Improvements"), and all materials intended for construction, reconstruction, alteration and repairs of the Improvements now or hereafter erected, all of which materials shall be deemed to be included within the Improvements immediately upon the delivery thereof to the Land; and

(c) All fixtures, building supplies, appliances and other articles of personal property (hereinafter collectively referred to as the "Personal Property”, which term shall expressly exclude any equipment, machinery, inventory or supplies used or acquired by Borrower for its business operations), including, but not limited to, all gas and electric fixtures, radiators, heaters, furnaces, engines and machinery, boilers,  elevators and motors, bathtubs, sinks, commodes, basins, pipes, faucets and other plumbing, heating and air conditioning equipment, , carpeting, floor coverings, light fixtures, signs, lawn equipment, water heaters, and appurtenances, and all other fixtures and equipment now or hereafter owned by Borrower and located in, on or about, or used or intended to be used with or in connection with the use, operation, or enjoyment of the Land or the Improvements, whether installed in such a way as to become a part thereof or not, including all extensions, additions, improvements, betterments, renewals and replacements of any of the foregoing and all the right, title and interest of Borrower in and to any of the foregoing now owned or hereafter acquired by Borrower, all of which are hereby declared and shall be deemed to be fixtures and accessions to the freehold and a part of the Improvements as between the parties hereto and all persons claiming by, through or under them; and

(d) All other interests of Borrower as defined in the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts, which in any way now or hereafter belong, relate or appertain to the Land, the Improvements or the Personal Property or any part thereof now owned or hereafter acquired by Borrower, including, without limitation, all condemnation payments, insurance proceeds and escrow funds (hereinafter referred to as the "Intangible Property"); and

(e) All present and future leases, tenancies, occupancies and licenses, whether written or oral ("Leases"), of the Land, the Improvements, the Personal Property and the Intangible Property, or any combination or part thereof, and all income, rents, issues, royalties, profits, revenues, accounts, payment entitlements as well all fees, charges, accounts or other payments for the use or occupancy of rooms and any public facilities; security deposits and other benefits of the Land, the Improvements, the Personal Property and the Intangible Property, from time to time accruing, all payments under Leases, and all payments on account of oil and gas and other mineral Leases, working interests, production payments, royalties, overriding royalties, rents, delay rents, operating interests, participating interests and other such entitlements, and all the estate, right, title, interest, property, possession, claim and

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demand whatsoever at law, as well as in equity, of Borrower of, in and to the same (hereinafter collectively referred to as the "Revenues");

(f) All the right, title, interest of Borrower in and to all contracts, agreements, subcontracts,  permits, licenses and approvals entered into or obtained by or on behalf of Borrower relating to the construction, reconstruction, development and use of the Property, now existing or hereafter obtained or entered into, including without limitation construction contracts and bonds, architectural, engineering and consulting contracts, contracts for materials and fixtures, building permits, variances, special permits and curb cuts, occupancy permits, health permits, and licenses, agreements and letters of assurance from utilities and Mortgagor’s rights in all plans, drawings and specifications relating to or prepared in connection with  or relating to the construction of Improvements on the Land, whether now or hereafter existing, including, without limitation (i) any architectural or engineering agreement entered into with respect to the design of said Improvements and other architectural or engineering services, (ii) the plans and specifications for the construction of said Improvements prepared by the architect, and (iii) any contractor's agreement entered into with respect to construction of Improvements on the Land as well as all purchase and sales agreements for sale of any portion of the (hereinafter collectively referred to as the "Contracts and Permits"); and

(g) All proceeds, products, substitutions and accessions of the foregoing of every type.

TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof, to the use and benefit of Lender and the successors and assigns of Lender, in fee simple forever; and Borrower covenants that Borrower is lawfully seized and possessed of the Property and holds marketable fee simple absolute title to the same and has good right to convey the Property and that the conveyances in this Mortgage are subject to only those matters (hereinafter referred to as the "Permitted Encumbrances") expressly set forth in the title policy insuring this Mortgage and accepted by the Lender.  Except for the Permitted Encumbrances, Borrower does warrant and will forever defend the title to the Property against the claims of all persons whomsoever.

This Mortgage is intended to constitute:  (i) a mortgage deed under Massachusetts General Laws c. 183, §18, (ii) a security agreement and financing statement under the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts, and (iii) a notice of assignment of rents or profits under Massachusetts General Laws c. 183, §4.  This Mortgage is also intended to operate and be construed following any Event of Default, as an absolute present assignment of the rents, issues and profits of the Property, Borrower hereby agreeing, as provided for in Massachusetts General Laws c. 183, §4, that following any Event of Default, Lender is entitled to

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receive the rents, issues and profits of the Property and without entering upon or taking possession of the Property.

This Mortgage is given to secure the payment and performance of the following described indebtedness and obligations (hereinafter collectively referred to as the "Secured Obligations"):

(a)All payments to be made to the Lender by Borrower under that certain Commercial Real Estate Term Note from Borrower to Lender dated as of even date herewith in the maximum principal amount of Seven Million Eight Hundred Sixty Five Thousand ($7,865,000) Dollars (the “Note,” and together with this Mortgage and all other documents executed and delivered in connection therewith, hereinafter collectively referred to as the "Loan Documents”), each as they may be extended, renewed, amended, modified, restated, or replaced.

(b)The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in the Loan Documents and all obligations therein described and defined, including but not limited to without limitation: (i) all of the provisions, agreements, covenants and obligations under any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the Loan, (iii) all obligations to the Lender under any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, and all other agreements or arrangements with the Lender designed to protect the Borrower against fluctuations in interest rates or currency exchange rates under the Loan Agreement, (iv) any and all additional advances made by Lender to protect or preserve the Property or the security interest created hereby on the Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Borrower's obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the Borrower remains the owner of the Property at the time of such advances); and (v) all loans, advances, debts, liabilities, obligations (including without limitation for reimbursement in connection with guaranties and letters of credit), agreements, undertakings, covenants and duties owing or to be performed or observed by Borrower to or in favor of Lender, of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising under the Loan Documents.

This Mortgage is upon the STATUTORY CONDITION, upon the breach of which Lender shall have the STATUTORY POWER OF SALE.

Borrower hereby further covenants and agrees with Lender as follows:

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1.Payment and Performance of Secured Obligations.  Borrower shall promptly pay the Secured Obligations when due, and fully and promptly perform all of the provisions, agreements, covenants and obligations of the Secured Obligations.

2.Funds for Impositions.  Subject to Lender's option under Paragraphs 3 and 4 hereof, following the occurrence and continuance of any Event of Default, Borrower shall pay to Lender on the first day of each month during the term of the Loan Agreement, a sum (hereinafter referred to as the "Funds") equal to one-twelfth (1/12) of the following items (hereinafter collectively referred to as the "Impositions"):  (a) the yearly water and sewer bills, real estate taxes, ad valorem taxes, personal property taxes, assessments, betterments, and all governmental charges of every name and restriction which may be levied on the Property, and (b) the yearly premium installments for the insurance covering the Property and required by Lender pursuant to Paragraph 4 hereof..  The Impositions shall be estimated initially and from time to time by Lender on the basis of assessments and bills and estimates thereof.  The Funds shall be held by Lender, free of interest and free of any liens or claims on the part of creditors of Borrower and as part of the security for the Secured Obligations.  The Funds shall not be, nor be deemed to be, trust funds but may be commingled with the general funds of Lender.  Lender shall apply the Funds to pay the Impositions with respect to which the Funds were paid to the extent of the Funds then held by Lender and provided Borrower has delivered to Lender the assessments or bills therefor.  Lender shall make no charge for so holding and applying the Funds or for verifying and compiling said assessments and bills.  The Funds are pledged as additional security for the Secured Obligations, and may be applied, at Lender's option and without notice to Borrower, to the payment of the Secured Obligations upon any Event of Default hereunder.  If at any time the amount of the Funds held by Lender shall be less than the amount deemed necessary by Lender to pay Impositions as such become due, Borrower shall pay to Lender any amount necessary to make up the deficiency within five (5) days after notice from Lender to Borrower requesting payment thereof.  Upon payment in full of the Secured Obligations, Lender shall promptly refund to Borrower any Funds held by Lender.

3.Impositions,  Liens and Charges.  Borrower shall pay all Impositions and other charges, if any, attributable to the Property, and at Lender's option following the occurrence of any Event of Default, shall pay the same in the manner provided under Paragraph 2 hereof.  Upon the Lender’s request, Borrower shall furnish to Lender all bills and notices of amounts due under this Paragraph 3 as soon as received, and in the event Borrower shall make payment directly, Borrower shall furnish to Lender receipts evidencing such payments prior to the dates on which such payments are due.  Borrower shall promptly discharge (by bonding, payment or otherwise) any lien filed against the Property and will keep and maintain the Property free from the claims of all persons supplying labor or materials to the Property.  Prior to an Event of Default (hereinafter defined) Borrower may dispute any Impositions and other such charges provided the

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amounts in dispute are deposited with the Lender or the governmental agency assessing such imposition; the Borrower promptly initiates and diligently and continuously prosecutes the dispute to completion; Borrower advises Lender on an ongoing basis as to the status of such dispute; and the dispute does not in the reasonable judgment of Lender jeopardize its interests in the Property.

4.Property and Other Insurance.

(a)Borrower, at its expense, shall procure and maintain for the benefit of Borrower and Lender, insurance policies issued by such insurance companies, in such reasonable amounts, in such form and substance, and with such coverages, endorsements, deductibles, and expiration dates as are reasonably acceptable to Lender, providing the following types of insurance covering the Property:

i)"All Risks" property insurance (including broad form flood, broad form earthquake and comprehensive boiler and machinery coverages) on each Property in an amount not less than the greater of the applicable release fee as designated in the Loan Agreement for such Property or the full replacement cost of the any improvements and Personal Property of any Property (such amount in the case of any Unit to be determined based on the Unit percentage of the applicable condominium applied to the gross amount of the condominium master insurance policy), with deductibles on any Property not to exceed $10,000 for any one occurrence, with a replacement cost coverage endorsement and coverages equivalent to an ISO broad form endorsement.  Full replacement cost as used herein means the cost of replacing the improvements (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) and the Personal Property without deduction for physical depreciation thereof;

(ii)Flood insurance if at any time the Improvements are located in any federally designated "special hazard area" (including any area having special flood, mud slide and/or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map published by the Federal Emergency Management Agency as Zone A, AO, A1-30, AE, A99, AH, V0, V1-30, VE, V, M or E) and if the broad form flood coverage required by clause (i) above is not available, in an amount equal to the full replacement cost or the maximum amount then available under the National Flood Insurance Program;

(iii)Commercial general liability insurance against claims for personal injury (to include, without limitation, bodily injury and personal and advertising injury) and property damage liability, all on an

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occurrence basis, if available, with such coverages as Lender may reasonably request (including, without limitation, contractual liability coverage, completed operations coverage for a period of two (2) years following completion of construction of any Improvements on the Land, and coverages equivalent to an ISO broad form endorsement), with a general aggregate limit of not less than $2,000,000, a completed operations aggregate limit of not less than $1,000,000, and a combined single "per occurrence" limit of not less than $1,000,000 for bodily injury, property damage.

(iv)Umbrella liability insurance with limits of not less than $1,000,000 to be in excess of the limits of the insurance required by clauses (v), (vi) and (vii) above, with coverage at least as broad as the primary coverages of the insurance required above, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy.  All such policies shall be endorsed to provide defense coverage obligations;

(v)Such other insurance in such form and in such amounts as may from time to time be reasonably required by Lender against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Land and the Improvements.

Borrower shall pay all premiums on insurance policies, and at Lender's option, shall pay in the manner provided under Paragraph 2 hereof.  The insurance policies provided for in clauses (iii) and (iv) above shall name Lender as an additional insured and shall contain a cross liability/severability endorsement.  The insurance policies provided for in clauses (i), and (ii) above shall name Lender as mortgagee and loss payee, shall be first payable in case of loss to Lender, and shall contain mortgage clauses and Lender's loss payable endorsements in form and substance reasonably acceptable to Lender.  Borrower shall deliver duplicate originals or certified copies of all such policies to Lender, and Borrower shall promptly furnish to Lender all renewal notices and all receipts of paid premiums.  At least thirty (30) days prior to the expiration date of the policies, Borrower shall deliver to Lender duplicate originals or certified copies of renewal policies in form satisfactory to Lender. Lender may force-place the required insurance when deemed necessary, in which case Borrower shall pay Lender the force-paced insurance premium plus a $50.00 service charge.

(b)All policies of insurance required by this Mortgage shall contain lender’s loss payable  clauses or endorsements to the effect that (i) no act or omission of either Borrower or anyone acting for Borrower (including, without limitation, any representations made by Borrower in the

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procurement of such insurance), which might otherwise result in a forfeiture of such insurance or any part thereof, no occupancy or use of any Property for purposes more hazardous than permitted by the terms of the policy, and no foreclosure or any other change in title to the Property or any part thereof, shall affect the validity or enforceability or such insurance insofar as Lender is concerned, (ii) the insurer waives any right of setoff, counterclaim, subrogation, or any deduction in respect of any liability of Borrower and Lender, (iii) such insurance is primary and without right of contribution from any other insurance which may be available, (iv) such policies shall not be modified, cancelled or terminated without the insurer thereunder giving at least thirty (30) days prior written notice to Lender by certified or registered mail, and (v) that Lender shall not be liable for any premiums thereon or subject to any assessments thereunder, and shall in all events be in amounts sufficient to avoid any coinsurance liability.

(c)With the prior consent of Lender, which shall not be unreasonably withheld or delayed, the insurance required by this Mortgage may be effected through a blanket policy or policies covering additional locations and property of Borrower and its affiliated entities not included in the Property, provided that such blanket policy or policies comply with all of the terms and provisions of this Paragraph 4 and contain endorsements or clauses assuring that any claim recovery will not be less than that which a separate policy would provide, including, without limitation, a priority claim endorsement in the case of property insurance and an aggregate limits of insurance per location endorsement in the case of liability insurance.

(d)All policies of insurance required by this Mortgage shall be issued by companies licensed to do business in the state where the policy is issued and also in the Commonwealth of Massachusetts and having a rating in Best's Key Rating Guide of at least "B+" and a financial size category of at least "VIII".

(e)Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Mortgage unless such insurance complies with the terms and provisions of this Paragraph 4.

(f)In the event of any loss or damage to any Property, Borrower shall give prompt written notice to the insurance carrier and Lender.  With respect to any loss or damage claim in excess of $250,000, Borrower hereby irrevocably authorizes and empowers Lender, at Lender's option and in Lender's sole discretion, as attorney in fact for Borrower, to make proof of such loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, in accordance with this

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subsection 4(f), and to deduct therefrom Lender's reasonable out-of pocket expenses incurred in the collection of such proceeds.  If (i) no Event of Default has occurred then (x) in the event the cost of repairing such damage or loss is estimated by the Lender to be less than eighty percent (80%) of the amount outstanding under the Note, and such repair is reasonably expected to be completed within eighteen (18) months from the date of such loss or damage, Lender shall make available such insurance proceeds received by Lender to Borrower and whether or not such insurance proceeds shall be sufficient for the purpose (Borrower to forthwith fund any deficiency thereof), Borrower will promptly commence and complete such repair, or at Lender’s option such fund shall be disbursed by the Lender to Borrower in installments as repair work progresses, in conformity with the Lender’s then customary practices and in any event including contribution of equity, delivery of plans and specifications, construction contracts, project budget and schedule, draw requests, inspections and the like; otherwise Lender shall apply such insurance proceeds, or the balance thereof after repair, to the Note and any other Secured Obligations.

(g)If under Paragraph 22 hereof the Property is sold or acquired by Lender, all right, title and interest of Borrower in and to any insurance policies and unearned premiums thereon and in and to the proceeds thereof resulting from loss or damage to the Property prior to the sale or acquisition shall pass to Lender or any other successor in interest to Borrower or purchaser or grantor of the Property.

5.Preservation and Maintenance.  Borrower (a) shall not permit or commit waste, impairment, or deterioration of any Property or abandon any Property, (b) shall restore or repair promptly and in a good and workmanlike manner all or any part of any Property in the event of any damage, injury or loss thereto, to the equivalent of its condition prior to such damage, injury or loss, or such other condition as Lender may approve in writing, which approval shall not be unreasonably withheld, delayed or denied, (c) shall keep the Property, including the Improvements and the Personal Property, in good order, repair and tenantable condition (meaning in the same condition as now or better), reasonable wear and tear and casualty excepted, and shall replace the Personal Property when necessary to keep such items in good order, repair, and tenantable condition (meaning in the same condition as now or better),, and (d) shall comply in all material respects with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property.  Borrower covenants and agrees to give Lender prompt notice of any non-compliance with such laws, ordinances, regulations or requirements of which it is actually aware and of any notice of non-compliance therewith which it receives or any written threatened or pending proceedings in respect thereto or with respect to any Property (including, without limitation, changes in zoning).  Neither Borrower nor any tenant or other person shall remove, demolish or alter any Improvements

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now existing or hereafter erected on any Property or any Personal Property in or on any Property except when incident to the replacement of Personal Property with items of like kind, or with the Lender’s prior written approval, which approval shall not be unreasonably withheld, delayed or denied.

6.Transfers.  Borrower will not, directly or indirectly, voluntarily or involuntarily without the prior written consent of Lender in each instance, which shall not be unreasonably withheld:  (a) sell, convey, assign, transfer, lease, option, mortgage pledge, hypothecate or dispose of the Property, or any part thereof or any legal, equitable or beneficial interest therein (including but not limited to any sale or transfer of such interest by outright sale, deed, installment sales contract, land contact, contract for deed, leasehold interest for a term greater than three years, lease option contract or by sale, assignment of any beneficial or ownership interest in any entity holding title to all or any portion of the Property); or (b) create or suffer to be created or to exist any lien, encumbrance, security interest, mortgage, pledge, restriction, attachment or other charge of any kind upon the Property, or any part thereof or interest therein, except for Permitted Encumbrances or as set forth in Paragraph 3 hereof, provided, however, Borrower may, without the prior written consent of Lender (i) enter into a new lease of all or any part of the Property if such lease is in the ordinary course of operating Borrower’s business at the Property; and/or (ii) modify any leases provided such modification is in the ordinary course of operating Borrower’s business at the Property; and (iii) permit transfers of non-controlling interests by any party so long as there is no resulting change in the control and management of the Borrower.

7.Hazardous Materials Warranties and Indemnification.

(a)Definitions.  The following definitions shall apply for purposes of this Paragraph 7:

(i)"Environmental Laws" shall mean and include each and every applicable federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision, whether now existing or hereafter enacted, promulgated or issued, with respect to any Hazardous Materials (as hereinafter defined), drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells.  Without limiting the generality of the foregoing, the term shall encompass each of the following statutes and regulations promulgated thereunder as well as any amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time:  (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. §9601 et seq.); (ii) the Resource

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Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.); (iii) Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.); (iv) the Toxic Substances Control Act (15 U.S.C. §2061 et seq.); (v) the Clean Water Act (33 U.S.C. §1251 et seq.); (vi) the Clean Air Act (42 U.S.C. §7401 et seq.); (vii) the Safe Drinking Water Act (21 U.S.C. §349; 42 U.S.C. §201 and §300f et seq.); (viii) the National Environmental Policy Act of 1969 (42 U.S.C. §4321); (ix) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. §1101 et seq.); (xi) the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. c.21E; and (xii) the Massachusetts Hazardous Waste Management Act, M.G.L. c.21C.

(ii)"Hazardous Materials" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law.  Without limiting the generality of the foregoing, the term shall mean and include:

(A)"hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, or Title III of the Superfund Amendment and Reauthorization Act, each as amended, and regulations promulgated thereunder;

(B)"hazardous waste" as defined in the Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder;

(C)"hazardous materials" as defined in the Hazardous Materials Transportation Act, as amended, and regulations promulgated thereunder;

(D)"chemical substance or mixture" as defined in the Toxic Substances Control Act, as amended, and regulations promulgated thereunder;

E)"hazardous material" and "oil" as defined in the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, as amended, and regulations promulgated thereunder; and

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(F)"hazardous waste" as defined in the Massachusetts Hazardous Waste Management Act, as amended, and regulations promulgated thereunder.

(iii)"Indemnified Parties" shall mean Lender, Lender's parent, subsidiaries and affiliates, each of their respective shareholders, directors, officers, and employees, and the successors and assigns of any of them; and "Indemnified Party" shall mean any one of the Indemnified Parties.  Provided however, Indemnified Parties shall not include any owner or operator of the Property that is not, directly or indirectly owned by the holder of this Mortgage or any parent, subsidiaries, affiliate, shareholder, director, officer, employee or agent of such entity or individual.

(iv)"Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, or discarding, burying, abandoning, or disposing into the environment.

(v)"Threat of Release" shall mean a substantial likelihood of a Release which requires action to prevent or mitigate damage to the environment which may result from such Release.

(b)Environmental Representations and Warranties of Borrower.  Borrower represents and warrants to Lender, except as may otherwise be set forth or disclosed in any environmental reports concerning the Land delivered by the Borrower to the Lender or obtained directly by the Lender (the "Environmental Reports") and to the best of Borrower's knowledge, as follows:

(i)To the best of Borrower’s actual knowledge, no condition, activity or conduct exists on or in connection with the Property that constitutes a violation of any Environmental Law.

(ii)To the best of Borrower’s actual knowledge, there has been no Release or Threat of Release of any Hazardous Materials on, upon or into the Property.

(iii)There are no existing or closed underground storage tanks (the "USTs") on the Property, except for the USTs disclosed in the Environmental Reports.

(iv) intentionally omitted.

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(v)There are no existing or closed sanitary landfills, solid waste disposal sites, or hazardous waste treatment, storage or disposal facilities on or affecting the Property.

(vi)No written notice has been received by Borrower from any agency, authority, or unit of government indicating that Borrower has been identified as a potentially responsible party under any Environmental Law.

(vii)There exists no investigation, action, proceeding, or claim by any agency, authority, or unit of government or by any third party of which Borrower has actual knowledge which could reasonably be expected to result in any liability, penalty, sanction, or judgment under any Environmental Law with respect to any condition, use or operation of the Property or any other real property owned, leased or operated by Borrower in Massachusetts.

(viii)There has been no claim of which the Borrower has actual knowledge by any party that any use, operation, or condition of the Property has caused any nuisance or any other liability or adverse condition on any other property.

(c)Environmental Covenants of Borrower.  The Borrower covenants and agrees with Lender that Borrower shall:

(i)comply with all Environmental Laws in all material respects;

(ii)not store (except in compliance with all Environmental Laws pertaining thereto), dispose of, Release or allow the Release of any Hazardous Materials on the Property;

(iii)neither directly nor indirectly transport or arrange for the transport of any Hazardous Materials (except in compliance with all Environmental Laws pertaining thereto); and

(iv)upon the reasonable written request of Lender, based on objective evidence that a Release of Hazardous Materials may have occurred, take all such action as may be reasonably necessary (including, without limitation, the conducting of environmental assessments at the sole expense of the Borrower in accordance with subparagraph (e) hereof) to confirm that no Release of Hazardous Materials has occurred.

Provided, however that the foregoing representations and covenants shall not be construed to prevent or limit Borrower from conducting (in

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compliance wilth all applicable Environmental Laws) the business of pharmaceutical manufacturing at the Property, it being acknowledged that such business requires the transport, receipt, presence, storage consumption and use of materials that may or do fall within the definition of Hazardous Materials

(d)Environmental Indemnity.  Borrower covenants and agrees, at Borrower's sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts reasonably acceptable to Lender) and hold each Indemnified Party harmless from and against any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys', consultants' and experts' fees and disbursements incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against such Indemnified Party or the Property and arising directly or indirectly from or out of: (A) the Release or Threat of Release of any Hazardous Materials on, in, under or affecting all or any portion of the Property, regardless of whether or not caused by or within the control of Borrower; (B) the violation of any Environmental Laws relating to or affecting the Property or the Borrower, whether or not caused by or within the control of Borrower; (C) the failure of Borrower to comply fully with the terms and conditions of this Paragraph 7; (D) the violation of any Environmental Laws in connection with other real property of Borrower which gives or may give rise to any rights whatsoever in any party with respect to the Property by virtue of any Environmental Laws; (E) the breach of any representation or warranty contained in this Paragraph 7; or (F) the enforcement of this Paragraph 7, including, without limitation (i) the costs of assessment, containment and/or removal of any and all Hazardous Materials from all or any portion of the Property, (ii) the costs of any actions taken in response to a Release or Threat of Release of any Hazardous Materials on, in, under or affecting all or any portion of the Property to prevent or minimize such Release or Threat of Release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and (iii) costs incurred to comply with the Environmental Laws in connection with all or any portion of the Property.  Lender's rights under this Paragraph shall be in addition to all other rights of Lender under this Mortgage, and the other Loan Documents and payments by Borrower under this Paragraph shall not reduce Borrower's obligations and liabilities under any of the Loan Documents.  Notwithstanding the foregoing, this indemnity shall not apply to any Release of Hazardous Materials first occurring after (i) the taking of

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possession of the Property by Lender or any agent or receiver of Lender, or (ii) the taking of title to the Property by Lender or any third party following foreclosure, deed in lieu of foreclosure or similar proceeding.

(e)Notice to Lender.  If Borrower receives any notice or obtains knowledge of (i) any potential or known Release or Threat of Release of any Hazardous Materials at or from the Property, notification of which must be given to any governmental agency under any Environmental Law, or notification of which has, in fact, been given to any governmental agency, or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental health or safety matter affecting Borrower or the Property (an "Environmental Complaint") from any person or entity (including, without limitation, the Environmental Protection Agency), then Borrower shall promptly notify Lender orally and in writing of said Release or Threat of Release or Environmental Complaint.  Upon such notification, Lender may, at its election without regard to whether an Event of Default has occurred, but after notice to Borrower,  obtain one or more environmental assessments of the Property prepared by a geohydrologist, an independent engineer or other qualified consultant or expert approved by the Lender and reasonably acceptable to Borrower, which evaluates or confirms (i) whether any Hazardous Materials are present in the soil or water at or adjacent to the Property, and (ii) whether the use and operation of the Property comply with all Environmental Laws.  Environmental assessments may include detailed visual inspections of the Property, including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of the Property and the use and operation thereof with all applicable Environmental Laws.  All such environmental assessments shall be at the cost and expense of the Borrower, and in scope and expense shall be reasonably related to the magnitude and peril posed by said Release or Threat of Release or Environmental Complaint.

(f)Survival,  Assignability,  and Transferability.

(i)Except as set forth herein, the warranties, representations and indemnity set forth in subparagraphs (b) and (d) of this Paragraph 7 shall survive the payment and performance of the Secured Obligations and any exercise by Lender of any remedies under this Mortgage, including without limitation, the power of sale, or any other remedy in the nature of foreclosure, and shall not merge with any deed given by Borrower to Lender in lieu of foreclosure or any deed under a power of sale.

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(ii)It is agreed and intended by Borrower and Lender that the warranties, representations, and indemnity set forth above in subparagraphs (b) and (d) of this Paragraph 7 may be assigned or otherwise transferred by Lender to its successors and assigns holding the Note and this Mortgage and shall apply to any claims asserted against Lender or its successors or assigns by any subsequent purchasers of all or any portion of the Property by, through or under Lender, but shall not extend to any subsequent owner or operator of the Property.

8.Use of Property.  Borrower shall not permit any use of any Property that is prohibited under the Loan Agreement.  Borrower shall not initiate or acquiesce in a change in the zoning classification of the Property (other than any such change which would result in the zoning becoming more permissive than the zoning in effect as of the date hereof),or subject the Property to restrictive or negative covenants without Lender's written consent, which consent shall not be unreasonably withheld, delayed or denied.  Borrower shall comply with, observe and perform all zoning and other laws affecting the Property, all restrictive covenants affecting the Property, and all licenses and permits affecting the Property.

9.Protection of Lender's Security.  If Borrower fails to perform the covenants and agreements contained in this Mortgage, or if any action or proceeding is commenced which affects the Property or title thereto or the interest of Lender therein, including, but not limited to, eminent domain, insolvency, code enforcement or arrangements or proceedings involving a bankrupt or decedent, then Lender at Lender's option (provided an Event of Default has occurred and is continuing or Lender’s interest may be materially and adversely affected if no action is taken) may make such appearances, disburse such sums and take such action as Lender reasonably deems necessary to protect Lender's interest, including, but not limited to, disbursement of reasonable attorneys' fees, payment, contest or compromise or any lien or security interest which is prior to the lien or security interest of this Mortgage, and after reasonable notice to Borrower, entry upon the Property to make repairs.  Any amounts disbursed by Lender pursuant to this Paragraph 9, with interest thereon, shall become a portion of the Secured Obligations.  Unless Borrower and Lender agree to other terms of payment, such amounts shall be payable within then (10) days written notice from Lender to Borrower requesting payment thereof and shall bear interest from the date of disbursement at the default rate stated in the Note unless collection from Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law.  Borrower shall have the right to prepay such amounts in whole or in part at any time.  Nothing contained in this Paragraph 9 shall require Lender to incur any expense or do any act.

10.Inspection.  Lender may, at Borrower's expense, make or cause to be made with prior notice to Borrower (such notice required to be given only if no Event of Default has occurred) reasonable entries upon and inspections of any Property and subject to the

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rights of any tenants during normal business hours, or at any other time when necessary to protect or preserve any Property. When possible such notice shall be given at least two (2) business days prior to such entry and inspection

11.Books and Records.

(a)Borrower shall keep and maintain at all times at Borrower's address stated in this Mortgage, or such other place as Lender may approve in writing, complete, proper and accurate records and books of account in which full, true and correct entries shall be made in accordance with generally accepted accounting principles reflecting the results of the operation of the Property, and copies of all written contracts, leases and other instruments which affect the Property.  Such records, books of account, contracts, leases and other instruments shall be subject to examination, inspection and copying by Lender at any reasonable time by Lender with prior notice to Borrower.  Prior to any Event of Default, the cost of same shall be borne by Borrower only once during any twelve month period during which the Secured Obligations remain unpaid.  Upon such Event of Default, no prior notice need be given, and all costs thereof shall be borne by Borrower.

(b)Upon request of Lender in writing, Borrower shall promptly provide Lender with all documents reasonably requested by Lender prepared in the form and the manner called for in such request and as may reasonably relate to the Property or the construction, use, maintenance, operation or condition thereof, or the financial condition of Borrower, and which are in the Borrower’s possession, control or ability to prepare, including, without limitation, all leases or leasehold interests granted to or by Borrower, rent rolls and tenant lists, rent and damage deposit ledgers, and including such financial statements and other information as are required in Borrower’s Loan Agreement with Bank of even date herewith (the “Loan Agreement”).

12.Condemnation.  If any Property or any portion thereof shall be taken through condemnation (which term, when used in this Mortgage, shall include any damage or taking by any governmental authority, quasi-governmental authority, any party having the power of condemnation, or any transfer by private sale in lieu thereof), which renders such Property, in the reasonable estimation of Lender, no longer usable by Borrower for its intended purposes, then Borrower authorizes Lender, at Lender's option, as attorney in fact for Borrower, to commence, appear in and prosecute, in Lender's or Borrower's name, any action or proceeding relating to any condemnation or other taking of such Property and to settle or compromise any claim in connection with such condemnation or other taking.  The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation, or other taking of such Property, or part thereof, or for conveyances in lieu of condemnation, are hereby assigned and shall be paid to Lender.  Borrower authorizes Lender to apply such awards, proceeds or damages, after the deduction of Lender's expenses incurred in the collection of such amounts, to restoration or repair of such Property or to payment of the

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Secured Obligations, only if such Property is rendered unusable as aforesaid, whether or not then due, with the balance, if any, to Borrower.  Borrower agrees to execute such further assignment of any awards, proceeds, damages or claims arising in connection with such condemnation or injury that Lender may reasonably require.

13.Borrower and Lien Not Released.  From time to time, without affecting the obligation of Borrower or Borrower's successors or assigns to pay the Secured Obligations and to observe the covenants of Borrower contained in this Mortgage and the other Loan Documents, and without affecting the guaranty of any person, corporation, partnership or other entity for payment or performance of the Secured Obligations, and without affecting the lien or priority of lien of this Mortgage on the Property, Lender may, at Lender's option, without giving notice to or obtaining the consent of Borrower, Borrower's successors or assigns or of any guarantor, and without liability on Lender's part, grant extensions or postponements of the time for payment of the Secured Obligations or any part thereof, release anyone liable on any of the Secured Obligations, release from this Mortgage any part of the Property, take or release other or additional security, , and agree in writing with Borrower and the  holder of the Note to modify the rate of interest or terms and time of payment or period of amortization of the Loan or change the amount of the monthly installments payable under the Loan Agreement, as may be permitted thereunder.  Borrower shall pay Lender a reasonable service charge, together with such title insurance premiums and attorneys' fees as may be incurred, at Lender's option, for any such action if taken at Borrower's request.

14.Forbearance Not Waiver.  Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy hereunder.  The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender's right to accelerate the maturity of the Secured Obligations.  Lender's receipt of any awards, proceeds or damages under Paragraphs 4 and 12 hereof shall not operate to cure or waive Borrower's default in payment of the Secured Obligations.

15.Estoppel Certificates.  Borrower shall within ten (10) business days of a written request from Lender (which shall not be requested more than twice during any twelve month period) furnish Lender with a written statement, duly acknowledged, setting forth the amount of the Secured Obligations and any right of set-off, counterclaim or other defense which may exist or be claimed by Borrower against the Secured Obligations and the obligations of Borrower under this Mortgage.

16.Security Agreement.  Insofar as any item of property included in the Property which is or might be deemed to be "personal property" is concerned, this Mortgage is hereby made and declared to be a security agreement, granting a security interest in and to each and every item of such property included in the Property (hereinafter collectively referred to as the "Collateral"), in compliance with the provisions of the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts.  A financing statement or statements reciting this Mortgage to be a security agreement,

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covering all of the Collateral, may be appropriately filed by Lender.  The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Lender's sole election.  Borrower and Lender agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this declaration and hereby stated intention of Borrower and Lender that everything used in connection with the production of income from the Property and/or adapted for use therein and/or which is described or reflected in this Mortgage, is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the Land or the Improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (iii) any such item is referred to or reflected in any such financing statement(s) so filed at any time.  Similarly, the mention in any such financing statement(s) of the rights in and to the proceeds of any hazard insurance policy, or any award in eminent domain proceedings for a taking or for loss of value, or Borrower's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to lease or otherwise, shall never be construed as in any way altering any of the rights of Lender as determined by this instrument or impugning the priority of Lender's lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Lender in the event any court shall at any time hold, with respect to any such matter, that notice of Lender's priority of interest, to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records.

17.Leases and Revenues.

(a)As part of the consideration for the Secured Obligations, Borrower has absolutely and unconditionally assigned and transferred to Lender all of Borrower's right, title and interest in and to the Leases and the Revenues, including those now due, past due or to become due by virtue of any Lease for the occupancy or use of all or any part of the Property.  Borrower hereby authorizes Lender or Lender's agents to collect the Revenues and hereby directs such tenants, lessees and licensees of the Property to pay the Revenues to Lender or Lender's agents; provided, however, that prior to written notice given by Lender to Borrower of any Event of Default by Borrower, Borrower shall collect and receive the Revenues as Lender for the benefit of Lender, to apply the Revenues so collected to the Secured Obligations, to the extent then due, with the balance, so long as no Event of Default has occurred, to the account of Borrower.  Borrower agrees that each and every tenant, lessee and licensee of the Property shall pay, and hereby irrevocably authorizes and directs each and every tenant, lessee and licensee of the Property to pay, the Revenues to Lender or Lender's agents on Lender's written demand

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therefor without any obligation on the part of said tenant, lessee or licensee to inquire as to the existence of an Event of Default and notwithstanding any notice or claim of Borrower to the contrary, and Borrower agrees that Borrower shall have no right or claim against said tenant, lessee or licensee for or by reason of any Revenues paid to Lender following receipt of such written demand.

(b)Borrower hereby covenants that Borrower has not executed any prior assignment of the Leases or the Revenues (other  than in favor of Lender), that Borrower has not performed, and will not perform, any acts or has not executed, and will not execute, any instruments which would prevent Lender from exercising the rights of holder under this Mortgage, and that at the time of execution of this Mortgage, there has been no anticipation or prepayment of any of the Revenues for more than one (1) month prior to the due dates of such Revenues, except for last months’ rents collected and security deposits.  Borrower further covenants that Borrower will not hereafter collect or accept payment of any Revenues more than one (1) month prior to the due dates of such Revenues.

(c)Borrower agrees that neither the foregoing assignment of Leases and Revenues nor the exercise of any of Lender's rights and remedies under Paragraph 22 hereof shall be deemed to make Lender a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Lender, in person or by agent, assumes actual possession thereof.  Nor shall the appointment of any receiver for the Property by any court at the request of Lender or by agreement with Borrower, or the entering into possession of any part of the Property by such receiver, be deemed to make Lender a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Leases, the Property or the use, occupancy, enjoyment or operation of all or any portion thereof.

(d)If Lender or a court-appointed receiver enters upon, takes possession of and maintains control of the Property pursuant to Paragraph 22 hereof, all Revenues thereafter collected shall be applied first to the reasonable costs of taking control of and managing the Property and collecting the Revenues, including, but not limited to, reasonable attorneys' fees actually incurred, receiver's fees, premiums on receiver's notes, costs of repairs to the Property, premiums on insurance policies, Impositions and other charges on the Property, and the costs of discharging any obligation or liability of Borrower as landlord, lessor or licensor of the Property and then to the Secured Obligations.  Lender or the receiver shall have access to the books and records used in the operation and maintenance of the Property and shall be liable to account only for those Revenues actually received.  Lender shall not be liable to Borrower, anyone claiming under or

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through Borrower or anyone having an interest in the Property by reason of anything done or left undone by Lender pursuant to Paragraph 22 hereof except as a result of Lender's gross negligence or willful misconduct.  If the Revenues are not sufficient to meet the costs of taking control of and managing the Property and collecting the Revenues, any monies expended by Lender for such purposes shall become a portion of the Secured Obligations.  Unless Lender and Borrower agree in writing to other terms of payment, such amounts shall be payable within ten (10) days written notice from Lender to Borrower requesting payment thereof and shall bear interest from the date of disbursement at the default rate stated in the Note unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law.  The entering upon and taking possession of and maintaining of control of the Property by Lender or the receiver pursuant to Paragraph 22 hereof and the application of Revenues as provided herein shall not cure or waive any Event of Default or invalidate any other right or remedy of Lender hereunder.

18.Leases of the Property.  .  Borrower shall not, without the prior written consent of Lender, which shall not be unreasonably withheld, delayed or denied (i) enter into any new Lease of all or any part of the Property other than in the ordinary course of operating Borrower’s business at the Property; (ii) modify any of the Leases other than in the ordinary course of operating Borrower’s business at the Property; (iii) terminate the term or accept the surrender of any of the Leases; (iv) waive or release the Tenant from the performance or observation by the Tenant of any obligation or condition of any of the Leases; (v) give any consent to any assignment by the Tenant under any of the Leases; (vi) agree to subordinate any of the Leases to any mortgage or other encumbrance other than in favor of the Bank; or (viii) modify the terms of any guaranty of any of the Leases, or terminate any such guaranty.   Each lease on any portion of the Property shall be absolutely subordinate to the lien of this Mortgage, and shall contain a provision reasonably satisfactory to the Lender that in the event of the exercise of the power of sale or a foreclosure hereunder, such lease, at the option of the purchase at such sale, shall not be terminated and the tenant thereunder shall attorn to such purchaser, and if requested to do so, shall enter into a new lease for the balance of the term of such lease then remaining upon the same terms and conditions.  Borrower, at Lender's written request, shall furnish Lender with executed copies of all Leases hereafter made of all or any part of the Property, and all Leases now or hereafter entered into will be in form and substance subject to the approval of Lender, which approval shall not be unreasonably withheld, delayed or denied.  Upon Lender's request, Borrower shall make a separate and distinct assignment to Lender, as additional security, of all Leases hereafter made of all or any part of the Property.

19.Remedies Cumulative.  All remedies provided in this Mortgage are distinct and cumulative to any other right or remedy under this Mortgage or under the other Loan

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Documents or afforded by law or equity, and may be exercised concurrently, independently or successively.

20.Taxation of Mortgages.  In the event of the enactment of any law deducting from the value of the Property any mortgage lien thereon, or imposing upon Lender the payment of all or part of the taxes, charges or assessments previously paid by Borrower pursuant to this Mortgage, or changing the law relating to the taxation of mortgages or debts secured by mortgages in the Property so as to impose new incidents of tax on Lender, then Borrower shall pay such taxes or assessments or shall reimburse Lender, provided that, however, if in the opinion of counsel to Lender, such payment cannot lawfully be made by Borrower, then Lender may, at Lender's option, declare the Secured Obligations to be due and payable within 30 days after such declaration and to otherwise invoke within thirty (30) days after such declaration any remedies permitted by Paragraph 22 of this Mortgage.

21.Events of Default and Acceleration.  The term "Event of Default", wherever used in this Mortgage, shall mean any one or more of the following conditions or events:

(a)Failure by Borrower to pay as and when due and payable any interest on or principal of or other sum payable under the Note, subject to any notice and cure period contained therein or in that certain Loan Agreement of even date herewith (the “Loan Agreement”), or the occurrence of any “Event of Default” as such term is defined in the Loan Agreement; or

(b)Failure by Borrower to pay as and when due and payable any other sums to be paid by Borrower under this Mortgage (including, but not limited to, any payment of Funds), and if no time is provided for payment of any amount due hereunder, then within ten (10) days after written notice from Lender to Borrower thereof; or

(c)Failure by Borrower to duly observe or perform any term, covenant, condition or agreement contained in Paragraphs 3, 4, or 6 of this Mortgage; or

(d)Failure by Borrower to duly observe or perform any other term, covenant, condition or agreement of this Mortgage or the  Loan Agreement and the continuance of such failure for a period of thirty (30) days after written notice thereof from Lender; provided, however, that if such other obligation, covenant, condition or agreement cannot be cured within such thirty (30) day period; and provided that Borrower has promptly initiated a cure and diligently prosecutes such cure, the thirty (30) day period specified herein shall be expanded to such period of time as may be reasonably required to effect such cure; or

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(e)Any representation or warranty of Borrower contained in this Mortgage shall prove to have been knowingly false or incorrect in any material respect upon the date when made; or

(f)The filing by any Borrower of a voluntary petition in bankruptcy under Title 11 of the United States Code, or the issuing of an order for relief against any Borrower or any guarantor in any involuntary petition in bankruptcy under Title 11 of the United States Code, or the filing by any Borrower of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or, other relief for debtors, or any Borrower's seeking or consenting to or acquiescing in the appointment of any custodian, trustee, receiver, conservator or liquidator of any Borrower, respectively, or of all or any substantial part of its respective property, or the making by any Borrower of any assignment for the benefit of creditors, or any Borrower's failure generally to pay its debts, as such debts become due, or Borrower's giving of notice to any governmental authority or body of insolvency or pending insolvency or suspension of operations; or

(g)The entry by a court of competent jurisdiction of any order, judgment or decree approving a petition filed against any Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or appointing any custodian, trustee, receiver, conservator or liquidator of all or any substantial part of any Borrower's property and not released, discharged or terminated within sixty (60) days; or

(h)The breach of the STATUTORY CONDITION herein contained.

If an Event of Default shall have occurred, Lender may, at Lender's option, by notice to Borrower declare the entire Secured Obligations to be due and payable, whereupon the same shall become due and payable on such date, subject to any applicable grace periods, and without presentment, protest, further demand or other notice of any kind, all of which are hereby expressly waived by Borrower; provided that if any Event of Default specified in clauses (f) or (g) of this Paragraph shall occur, the Secured Obligations automatically shall become and be immediately due and payable, without any declaration or other act on the part of Lender.  No omission on the part of Lender to exercise such option when entitled to do so shall be construed as a waiver of such right.

22.Rights and Remedies.

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(a)Power of Sale and other Remedies.  Upon the occurrence of any Event of Default, and whether or not Lender shall have accelerated the maturity of the Secured Obligations pursuant to Paragraph 21 hereof, Lender, at its option, may:

(i)exercise the STATUTORY POWER OF SALE;

(ii)either with or without entering upon or taking possession of the Property, demand, collect and receive any or all Revenues;

(iii)take possession of all or any part of the Collateral, and for such purpose Lender may, so far as Borrower can give authority, enter upon any premises on which the Collateral or any part thereof may be situated and remove the same;

(iv)either with or without taking possession of the Collateral, sell, lease or otherwise dispose of the Collateral  in its then condition or following such preparation as Lender reasonably deems advisable;

(v)either with or without entering upon or taking possession of the Property, and without assuming any obligations of Borrower thereunder, exercise the rights of Borrower under, use or benefit from, any of the Contracts, Leases or Intangible Property;

(vi)in person, by agent or by court-appointed receiver, enter upon, take possession of, and maintain full control of the Property in order to perform all acts necessary or appropriate to complete construction of the Improvements and to maintain and operate the Property, including, but not limited to, the execution, cancellation or modification of Leases, the making of repairs to the Property and the execution or termination of contracts providing for the construction, management or maintenance of the Property, all on such terms as Lender, in its sole discretion, deems proper or appropriate;

(vii)proceed by a suit or suits in law or in equity or by other appropriate proceeding to enforce payment of the Secured Obligations or the performance of any term, covenant, condition or agreement of this Mortgage, the Note or any of the other Loan Documents, or any other right, and to pursue any other remedy available to it, all as Lender shall determine most effectual for such purposes;

(viii)institute and maintain such suits and proceedings as Lender may deem expedient to prevent any impairment of the Property by any acts which may be unlawful or in violation of this Mortgage, to preserve or protect its interest in the Property and the Revenues,

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and to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that would impair the security hereunder or be prejudicial to the interest of Lender;

(ix)apply all or any portion of the Property, or the proceeds thereof, towards (but not necessarily in complete satisfaction of) the Secured Obligations;

(x)foreclose any and all rights of Borrower in and to the Property, whether by sale, entry or in any other manner provided for hereunder or under the laws of the Commonwealth  of Massachusetts;

(xi)in the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower or the creditors or property of Borrower, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceedings for the entire amount of the Secured Obligations at the date of the Borrower of such proceedings and for any additional portion of the Secured Obligations accruing after such date;

(xii)exercise any other right or remedy of a mortgagee or secured party under the laws of the Commonwealth of Massachusetts.

(b)Receiver.  If an Event of Default shall have occurred, Lender, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without notice and without regard to the occupancy or value of any security for the Secured Obligations or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Property and to collect and apply the Revenues.  The receiver shall have all of the rights and powers permitted under the laws of the Commonwealth of Massachusetts Borrower will pay to Lender upon demand, all reasonable expenses, including receiver's fees, attorneys' fees, costs and agent's compensation, incurred pursuant to such appointment and all such expenses shall be a portion of the Secured Obligations.

(c)Sale or Other Disposition of Property.  Any sale or other disposition of the Collateral may be at public or private sale, to the extent such private sale is authorized under the provisions of the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts upon such terms and in such manner as Lender deems advisable.  Lender may conduct any such sale or other disposition of the Property upon the Land, in which event

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Lender shall not be liable for any rent or charge for such use of the Land.  Lender may purchase the Property, or any portion of it, at any sale held under this Paragraph 22.  With respect to any Collateral to be sold pursuant to the Uniform Commercial Code, Lender shall give Borrower at least ten (10) days written notice of the date, time, and place of any proposed public sale, or such additional notice as may be required under the laws of the Commonwealth of Massachusetts, and of the date after which any private sale or other disposition may be made.  Lender may sell any of the Collateral as part of the real property comprising the Property, or any portion or unit thereof, at the foreclosure sale or sales conducted pursuant hereto.  If the provisions of the Uniform Commercial Code are applicable to any part of the Collateral which is to be sold in combination with or as part of the real property comprising the Property, or any part thereof, at one or more foreclosure sales, any notice required under such provisions shall be fully satisfied by the notice given in execution of the STATUTORY POWER OF SALE with respect to the real property or any part thereof.  Borrower waives any right to require the marshalling of any of its assets in connection with any disposition conducted pursuant hereto.  In the event all or part of the Property is included at any foreclosure sale conducted pursuant hereto, a single total price for the Property, or such part thereof as is sold, may be accepted by Lender with no obligation to distinguish between the application of such proceeds amongst the property comprising the Property.

(d)Collection of Revenues.  In connection with the exercise by Lender of the rights and remedies provided for in subparagraph (a)(ii) of this Paragraph 22:

(i)Lender may notify any tenant, lessee or licensee of the Property, or any account debtor either in the name of Lender or Borrower, to make payment of Revenues directly to Lender or Lender's agents, may advise any person of Lender's interest in and to the Revenues, and may collect directly from such tenants, lessees and licensees all amounts due on account of the Revenues;

(ii)At Lender's request, Borrower will provide written notification to any or all tenants, lessees and licensees of the Property and account debtors concerning Lender's interest in the Revenues and will request that such tenants, lessees and licensees and account debtors forward payment thereof directly to Lender;

(iii)Borrower shall hold any proceeds and collections of any of the Revenues in trust for Lender and shall not commingle such proceeds or collections with any other funds of Borrower; and

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(iv)Borrower shall deliver all such proceeds to Lender immediately upon the receipt thereof by Borrower in the identical form received, but duly endorsed or assigned on behalf of Borrower to Lender.

(e)Use and Occupation of Property.  In connection with the exercise of Lender's rights under Subparagraph (a)(vi) of this Paragraph 22, Lender may enter upon, occupy, and use all or any part of the Property and may exclude Borrower from the Land and the Improvements or portion thereof as may have been so entered upon, occupied, or used.  Lender shall not be required to remove any Personal Property from the Land and the Improvements upon Lender's taking possession thereof, and may render any Personal Property unusable to Borrower.  In the event Lender manages the Land and the Improvements in accordance with Subparagraph (a)(vi) herein, Borrower shall pay to Lender on demand a reasonable fee for the management thereof in addition to the Secured Obligations.  Further, Lender may construct such Improvements on the Land or make such alterations, renovations, repairs, and replacements to the Improvements, as Lender, in its sole discretion, deems proper or appropriate.  The obligation of Borrower to pay such amounts and all expenses incurred by Lender in the exercise of its rights hereunder shall be included in the Secured Obligations and shall accrue interest at the default rate of interest stated in the Loan Agreement.

(f)Partial Sales.  Borrower agrees that in case Lender, in the exercise of the power of sale contained herein or in the exercise of any other rights hereunder given, elects to sell in parts or parcels, said sales may be held from time to time and that the power shall not be exhausted until all of the Property not previously sold shall have been sold, notwithstanding that the proceeds of such sales exceed, or may exceed, the Secured Obligations.

(g)Assembly of Collateral.  Upon the occurrence of any Event of Default, Lender may require Borrower to assemble the Collateral and make it available to Lender, at Borrower's sole risk and expense, at a place or places to be designated by Lender that are reasonably convenient to both Lender and Borrower.

(h)Power of Attorney.  Upon the occurrence of any Event of Default, Borrower hereby irrevocably constitutes and appoints Lender as Borrower's true and lawful attorney in fact to take any action with respect to the Property reasonably necessary to preserve, protect, or realize upon Lender's interest therein, each at the sole risk, cost and expense of Borrower, except in connection with Lender's gross negligence or willful misconduct, but for the sole benefit of Lender.  The rights and powers granted Lender by the within appointment include, but are not limited to, the right and power to:  (i) prosecute, defend, compromise, settle, or release any action relating to the Property; (ii) endorse the name of

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Borrower in favor of Lender upon any and all checks or other items constituting Revenues; (iii) sign and endorse the name of Borrower on, and to receive as secured party, any of the Collateral; (iv) sign and file or record on behalf of Borrower any financing or other statement in order to perfect or protect Lender's security interest; (v) enter into leases or subleases relative to all or a portion of the Land or the Improvements; (vi) enter into any contracts or agreements relative to, and to take all action deemed necessary in connection with, the construction of any Improvements on the Land; (vii) manage, operate, maintain, or repair the Land and the Improvements; and (viii) exercise the rights of Borrower under any Contracts, Leases, or Intangible Personal Property.  Lender shall not be obligated to perform any of such acts or to exercise any of such powers, but if Lender elects so to perform or exercise, Lender shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to Borrower except for Lender's willful misconduct or gross negligence.  All powers conferred upon Lender by this Mortgage, being coupled with an interest, shall be irrevocable until terminated by a written instrument executed by a duly authorized officer of Lender.

23.Notices.  Except as otherwise specified in this Mortgage, any and all notices, demands, elections or requests provided for or permitted to be given pursuant to this Mortgage (hereinafter in this Paragraph 23 referred to as "Notice") shall be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, and addressed to the addresses set forth on page one hereof.  A duplicate copy of each Notice to Lender shall be sent to to Cathay Bank, 9650 Flair Drive, El Monte, CA 91731, Att: Ken Chan, Vice President, Business Development Department, and to Siri F. Boreske, Esq., 189 Bay State Road, Boston, Massachusetts 02215.  A copy of each Notice to Borrower shall be sent to Armstrong Pharmaceuticals, Inc., c/o Amphastar Pharmaceuticals, Inc., 11570 Sixth Street, Rancho Cucamonga, CA 91730, Att: General Counsel.  Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid.  However, the time period in which a response to such Notice must be given or any action taken with respect thereto, if any, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or, if so deposited in the United States Mail, the earlier of three (3) business days following such deposit and the date of receipt as disclosed on the return receipt.  Rejection or other refusal to accept or the inability to deliver because of changed address for which no Notice was given shall be deemed to be receipt of the Notice sent.  By giving at least thirty (30) days prior Notice thereof, Borrower or Lender shall have the right from time to time and at any time during the term of this Mortgage to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

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24.Successors and Assigns Bound;  Captions.  The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower, subject to the provisions of Paragraph 6 hereof.  The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

25.Governing Law;  Severability.  This Mortgage and the obligations of Borrower hereunder shall be governed by and interpreted and determined in accordance with the laws of the Commonwealth of Massachusetts.  In the event that any provision or clause of this Mortgage or the Loan Documents conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage or the Loan Documents that can be given effect without the conflicting provision, and to this end, the provisions of this Mortgage and the Loan Documents are declared to be severable.  In the event that any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any charge for which provision is made in this Mortgage or in the Loan Agreement, whether considered separately or together with other charges permitted to be collected from Borrower, is interpreted so that any such charge, whether considered separately or together with other charges that are considered a part of the transaction represented by this Mortgage and the Loan Agreement, violates such law, and Borrower is entitled to the benefit of such law, such charge is hereby reduced to the extent necessary to eliminate such violation.  The amounts, if any, previously paid to Lender in excess of the amounts payable to Lender pursuant to such charges as reduced shall be applied by Lender to reduce the principal of the Secured Obligations.

26.Discharge.  Upon full and final payment and performance of the Secured Obligations, Lender shall discharge this Mortgage.  Borrower shall pay Lender's reasonable costs incurred in discharging this Mortgage.

27.Waivers.  Borrower agrees to the full extent permitted by law, that in case of an Event of Default hereunder, neither Borrower nor anyone claiming through or under Borrower shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, or the absolute sale of the Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Borrower, for Borrower and all who may at any time claim through or under Borrower, hereby waives to the fullest extent that Borrower may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshalled upon any foreclosure of the lien hereof.  No delay or omission of Lender or of any holder of the Note to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default, or acquiescence therein; and every right, power and remedy given by this Mortgage to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.  No consent or waiver, expressed or implied, by Lender to or of any Event of Default shall be deemed or construed to be a consent or waiver to or of any other Event of Default.  Failure on

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the part of Lender to complain of any act or failure to act which constitutes an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Lender of Lender's rights hereunder or impair any rights, powers or remedies consequent on any Event of Default.  No act or omission of Lender as described in Paragraph 13 above shall preclude Lender from exercising any right, power or privilege herein granted or intended to be granted in the event of any Event of Default then made or of any subsequent Event of Default; nor, except as otherwise expressly provided in an instrument or instruments executed by Lender, shall the lien of this Mortgage be altered thereby.  In the event of the sale or transfer by operation of law or otherwise of all or any part of the Property, Lender, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Property or the Secured Obligations or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings (including, without limitation, the restrictions upon transfer contained in Paragraph 6).

28.Further Assurances.  At any time and from time to time, upon request by Lender, Borrower will make, execute and deliver, or cause to be made, executed and delivered, to Lender and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Lender, any and all such other and further assignments, mortgages, security agreements, financing statements, continuation statements, instruments of further assurance, certificates and other documents as may, in the reasonable determination of Lender, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligations of Borrower under this Mortgage, and (b) the lien and security interest created by this Mortgage upon the Property.  Upon any failure by Borrower so to do, Lender may make, execute, record, file, re-record and/or refile any and all such assignments, mortgages, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Borrower, and Borrower hereby irrevocably appoints Lender the agent and attorney in fact of Borrower so to do.

29.Subrogation.  Lender shall be subrogated to all right, title, lien or equity of all persons to whom Lender may have paid any monies in settlement of liens, charges or assessments, or in acquisition of title or for its benefit hereunder, or for the benefit or account of Borrower subsequently paid under any provisions hereof.

30.Time of the Essence.  Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower under this Mortgage, the Loan Agreement, and any and all other Loan Documents.

31.Indemnification;  Subrogation;  Waiver of Offset.

(a)Borrower shall indemnify, defend and hold Lender harmless against:  (i) any and all claims for brokerage, leasing, finders or similar fees which may

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be made relating to the Property or the Secured Obligations, and (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Lender's reasonable attorneys' fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by Lender in connection with the Secured Obligations, this Mortgage, the Property, or any part thereof, or the exercise by Lender of any rights or remedies granted to it under this Mortgage; provided, however, that nothing herein shall be construed to obligate Borrower to indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses enacted against, imposed on or incurred by Lender by reason of Lender's willful misconduct or negligence.

(b)If Lender is made a party defendant to any litigation or any claim is threatened or brought against Lender concerning the Secured Obligations, this Mortgage, the Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Borrower shall indemnify, defend and hold Lender harmless from and against all liability by reason of said litigation or claims, including reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Lender in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment;  provided, however, that nothing herein shall be construed to obligate Borrower to indemnify, defend and hold harmless Lender from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses enacted against, imposed on or incurred by Lender by reason of Lender's willful misconduct or gross negligence.  If following the occurrence and continuance of an Event of Default, Lender commences an action against Borrower to enforce any of the terms hereof or to prosecute any breach by Borrower of any of the terms hereof or to recover any sum secured hereby, Borrower shall pay to Lender its reasonable attorneys' fees (together with reasonable appellate counsel, fees, if any) and expenses provided, however, that in such litigation the Lender shall be the prevailing party.  The right to such attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment.  If an Event of Default has occurred and is continuing, Lender may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement, Borrower shall pay Lender reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Lender, whether or not an action is actually commenced against Borrower by reason of such Event of Default.  All references to "attorneys" in this subparagraph and elsewhere in this Mortgage shall include without

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limitation any attorney or law firm engaged by Lender, and all references to "fees and expenses" in this subparagraph and elsewhere in this Mortgage shall include without limitation any reasonable fees of such attorney.

(c)A waiver of subrogation shall be obtained by Borrower from its insurance carrier in form and substance reasonably acceptable to Lender.  Borrower waives any and all right to claim or recover against Lender, its officers, employees, agents and representatives, for loss of or damage to Borrower, the Property, Borrower's property or the property of others under Borrower's control from any cause insured against or required to be insured against by the provisions of this Mortgage; provided however that the foregoing waiver shall not apply to any claim arising from the gross negligence or willful misconduct of Lender, its officers, employees, agents and representatives and any related insurance deductible amount.

(d)All sums payable by Borrower hereunder shall be paid without notice (except as may otherwise be provided herein), demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower hereunder shall in no way be released, discharged or otherwise affected by reason of:  (i) any damage to or destruction of or any condemnation or similar taking of the Property or any part thereof; (ii) any restriction or prevention of or interference with any use of the Property or any part thereof; (iii) any title defect or encumbrance or any eviction from the Land or the Improvements on the Land or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation, or other like proceeding relating to Lender, or any action taken with respect to this Mortgage by any Lender or receiver of Lender, or by any court, in such proceeding; (v) any claim which Borrower has, or might have, against Lender; (vi) any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with Borrower; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Borrower shall have notice or knowledge of any of the foregoing.  Borrower waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution, or reduction of any sum secured hereby and payable by Borrower.

IN WITNESS WHEREOF, Borrower has executed this Mortgage under seal, as of the day and year first above written.

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AMPHASTAR PHARMACEUTICALS, INC.
By:	/s/ JACK Y. ZHANG
Jack Y. Zhang, Chief Executive Officer

By:	/s/ WILLIAM J.PETERS
William J. Peters, CFO/Treasurer

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STATE OF CALIFORNIA

County: San Bernardino	August 14, 2017

On this day, before me, the undersigned notary public, personally appeared Jack Y. Zhang, Chief Executive Officer of Armstrong Pharmaceuticals, Inc., and proved to me through satisfactory evidence of identification, which was his driver’s license, to be the person whose name is signed on the preceding document and acknowledged to me that he signed it voluntarily for its stated purpose on behalf of Armstrong Pharmaceuticals, Inc.

/s/ E.R. MORENO
Notary Public
E.R. MORENO
Printed Name of Notary Public
My Commission Expires: Apr 24,2021

STATE OF CALIFORNIA

County: San Bernardino	August 14, 2017

On this day, before me, the undersigned notary public, personally appeared William J. Peters, CFO and Treasurer of Armstrong Pharmaceuticals, Inc., and proved to me through satisfactory evidence of identification, which was his driver’s license, to be the person whose name is signed on the preceding document and acknowledged to me that he signed it voluntarily for its stated purpose on behalf of Armstrong Pharmaceuticals, Inc.

/s/ E.R. MORENO
Notary Public
E.R. MORENO
Printed Name of Notary Public
My Commission Expires: Apr 24,2021

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SCHEDULE A

DESCRIPTION OF PROPERTY

(25 Dan Road, Canton, MA)

A certain parcel of land in the Town of Canton, Norfolk County, Commonwealth of Massachusetts shown as Lot 40 on a plan entitled “Subdivision Plan of Land in Canton” by the BSC Group, Inc., Surveyors dated September 21, 1992 and filed with the Norfolk County Registry District of the Land Court as Plan No. 370810.

Together with the appurtenant right, in common with all others entitled thereto, to use Dan Road and John Road for all purposes for which ways are commonly used in the Town of Canton as set forth in deed of Boston Sand & Gravel Company dated June 5, 1980 and filed as Document No. 402842.

Together with the benefit of the rights set forth in deed of J.M.D. Realty, Inc. dated August 15, 1986 and filed as Document No. 498786.

For Mortgagor’s title, see deed dated March 2, 2007 and filed with Norfolk County Registry District of the Land Court as Document No. 1123644, and noted on Certificate of Title No. 174316

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COLLATERAL ASSIGNMENT OF LEASES AND RENTS

(Property Address: 25 John Road, Canton, MA)

THIS COLLATERAL ASSIGNMENT OF LEASES AND RENTS (hereinafter referred to as this "Assignment"), granted as of this 14th day of August, 2017 by Armstrong Pharmaceuticals, Inc. a Delaware corporation with a principal place of business at 25 John Road, Canton, Massachusetts as grantor or assignee (“Borrower”) to Cathay Bank, a California banking corporation having an address at 9650 Flair Drive, El Monte, CA 91731 (the “Lender”), as the grantee or the assignee.

NOW THEREFORE, IN CONSIDERATION of good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations of Borrower hereinafter set forth, Borrower does hereby grant, transfer and assign to Lender, its successors, successors-in-title and assigns, all of Borrower's right, title and interest in, to and under any and all leases, tenancies, agreements or licenses, written or oral, now existing or hereafter entered into by Borrower as "landlord", "lessor" or "licensor", for the use or occupancy of all or any portion of the real property owned by Borrower and situated at 25 John Road, Canton, Massachusetts, as more particularly described in Exhibit  A attached hereto and by this reference made a part hereof, including any and all extensions, renewals and modifications thereof and guaranties of the performance or obligations of any tenants, lessees or licensees thereunder (said leases, tenancies, agreements and licenses are hereinafter referred to collectively as the "Leases," and said tenants, lessees and licensees are hereinafter referred to collectively as "Tenants" or individually as a "Tenant" as the context requires), together with all of Borrower's right, title and interest in and to all rents, issues and profits from the Leases and from the Property.  This Assignment constitutes a present and absolute assignment of leases and rents, subject only to Borrower's rights under Paragraph 1.03(a) hereof.

TO HAVE AND TO HOLD unto Lender, its successors and assigns forever, subject to and upon the terms and conditions set forth herein.

This Assignment is made for the purpose of securing:

(a)All payments to be made to the Lender by Borrower under that certain Commercial Real Estate Term Note from Borrower to Lender dated as of even date herewith in the maximum principal amount of Seven Million Eight Hundred Sixty Five Thousand ($7,865,000) Dollars (the “Note,” and together with the Mortgage and Security Agreement of even date herewith granted to the Lender and encumbering the Property (the “Mortgage”), this Assignment and all other documents executed and delivered in connection therewith, (hereinafter collectively referred to as the "Loan Documents”), each as they may be extended, renewed, amended, modified, restated, or replaced.

(b)The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in the Loan Documents and all obligations therein described and defined, including but not limited to without limitation: (i) all of the provisions, agreements, covenants and obligations under any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the Note, (iii) all obligations to the Lender under any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, and all other agreements or arrangements with the Lender designed to protect the Borrower against fluctuations in interest rates or currency exchange rates under the Loan Documents, (iv) any and all additional advances made by Lender to protect or preserve the Property or the security interest created on the Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Borrower's obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the Borrower remains the owner of the Property at the time of such advances); and  (v) all loans, advances, debts, liabilities, obligations (including without limitation for reimbursement in connection with guaranties and letters of credit), agreements, undertakings, covenants and duties owing or to be performed or observed by Borrower to or in favor of Lender, of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising under the Loan.

As further security for the Obligations and the full and prompt payment and performance of any and all obligations of Borrower to Lender under the Loan Documents, Borrower hereby assigns to Lender any awards or payments which may be made in respect of Borrower's interest in any of the Leases in any bankruptcy, insolvency or reorganization proceedings in any state or federal court.  Borrower hereby appoints Lender as its attorney-in-fact to appear in any such proceeding and/or to collect any such award or payment.

ARTICLE I : WARRANTIES AND COVENANTS

1.01  Representations and Warranties of Borrower.

(a)Borrower hereby represents and warrants that Borrower is currently the sole occupant of the Property.

(b)Neither the execution and delivery of this Assignment, the performance of each and every covenant of Borrower under this Assignment, nor the meeting of each and every condition contained in this Assignment, conflicts with, or constitutes a breach or default under, any agreement, indenture or other instrument to which Borrower is a party, or any law, ordinance, administrative regulation or court decree which is applicable to Borrower;

(c)No action has been brought or, so far as is actually known to Borrower, is threatened in writing, which would interfere in any material way with the right of Borrower to execute this Assignment and perform all of Borrower's obligations contained in this Assignment.

1.02  Covenants of Borrower.  Borrower hereby covenants and agrees as follows that in the event that there are any Leases and future Tenants:

(a)Borrower shall (i) fulfill, perform and observe each and every material term, condition and covenant of landlord or lessor contained in each of the Leases; (ii) give prompt notice to Lender of any written claim of default under any of the Leases, whether given by the Tenant to Borrower, or given by Borrower to the Tenant, together with a complete copy of any such notice; (iii) at no cost or expense to Lender, enforce, short of termination, the performance and observance of each and every term, condition and covenant of each of the Leases to be performed or observed by the Tenant thereunder; and (iv) appear in and defend any action arising out of, or in any manner connected with, any of the Leases, or the obligations or liabilities of Borrower as the landlord or lessor thereunder, or of the Tenant or any guarantor thereunder;

(b)Borrower shall not, without the prior written consent of Lender, (i) permit the prepayment of any rents under any of the Leases for more than one (1) month prior to the accrual thereof other than last month’s rents and security deposits; or (ii) assign its interest in, to or under any of the Leases or the rents, issues and profits from any of the Leases or from the Property to any person or entity other than Lender;

(c)Borrower shall not, without the prior written consent of Lender, which shall not be unreasonably withheld, delayed or denied (i) enter into any new Lease of all or any part of any Property other than in the ordinary course of operating Borrower’s business at such Property; (ii) modify any of the Leases other than in the ordinary course of operating Borrower’s business at any Property; (iii) terminate the term or accept the surrender of any of the Leases; (iv) waive or release the Tenant from the performance or observation by the Tenant of any obligation or condition of any of the Leases; (v) give any consent to any assignment by the Tenant under any of the Leases; (vi) agree to subordinate any of the Leases to any mortgage or other encumbrance other than in favor of the Bank; or (vii) modify the terms of any guaranty of any of the Leases, or terminate any such guaranty;

(d)Borrower shall take no action that will cause or permit the estate of the Tenant under any of the Leases to merge with the interest of Borrower in any Property or any portion thereof;

(e)Borrower does hereby authorize and empower Lender to collect all rents, issues and profits arising or accruing under the Leases or from any Property as they become due, and does hereby irrevocably authorize and direct, each and every present and future Tenant of the whole or any part of any Property, upon receipt of written notice from Lender, to pay all rents, issues and profits thereafter arising or accruing under the Leases or from any Property to Lender and to continue to do so until otherwise notified by Lender, and Borrower agrees that each and every Tenant shall have the right to rely upon such notice by Lender without any obligation or right to inquire as to whether any Event of Default exists and notwithstanding any notice or claim of Borrower to the contrary, and that Borrower shall have no right or claim against any Tenant for any rents paid by such Tenant to Lender following receipt of such notice.

To the extent Borrower enters into a Lease subsequent to the date hereof, such Lease and Borrower's representations and covenants under Sections 1.01 and 1.02, respectively, shall be deemed to apply thereto.

1.03  Covenants of Lender.  Lender hereby covenants and agrees with Borrower as follows:

(a)Although this Assignment constitutes a present, current and absolute assignment of all Leases and all rents, issues and profits from the Property, so long as no Event of Default has occurred and is continuing, Lender shall not demand that such rents, issues and profits be paid directly to Lender, and Borrower shall have the right to collect, but not more than one (1) month prior to accrual but excluding last month’s rent and security deposit, all such rents, issues and profits from the Property (including, but not by way of limitation, all rents payable under the Leases), and

(b)Upon the full and final payment of the Obligations, as evidenced by the recording or filing of an instrument of satisfaction or full release of the Mortgage without the recording of another mortgage in favor of Lender affecting any Property, this Assignment shall be terminated and released of record by Lender and shall thereupon be of no further force or effect.

ARTICLE II:  DEFAULT

2.01  Event of Default.  The term "Event of Default," wherever used in this Assignment, shall mean any one or more of the following conditions or events:

(a)Failure by Borrower to pay as and when due and payable any interest on or principal of or other sum payable under the Note; or

(b)Failure by Borrower to observe, perform or discharge any obligation, covenant, condition or agreement contained in paragraph 1.02(b), (c) or (d) of this Assignment; or

(c)Failure by Borrower to observe, perform or discharge any other obligation, covenant, condition or agreement of this Assignment (other than the occurrence of any of the other Events of Default enumerated hereunder) and the continuance of such failure for a period of thirty (30) days after written notice thereof from Lender; provided, however, that if such other obligation, covenant, condition or agreement cannot be cured within such thirty (30) day period; and provided that Borrower has promptly initiated a cure and diligently prosecutes such cure, the thirty (30) day period specified herein shall be expanded to such period of time as may be reasonably required to effect such cure; or

(d)Any material representation or warranty of Borrower in this Assignment shall prove to have been knowingly false or incorrect in any material respect upon the date when made; or

(e)The occurrence of any "Event of Default" as defined in the Note, the Mortgage or any other Loan Document beyond the expiration of applicable notice and grace periods.

2.02  Remedies.  Upon the occurrence of any Event of Default and continuing beyond and following the expiration of any applicable notice and/or grace periods, Lender may at its option, with or without further notice or demand of any kind (except as may be provided herein or in any of the Loan Documents), and without waiving such Event of Default, exercise any or all of the following rights and remedies:

(a)Declare any part or all of the Obligations to be immediately due and payable, whereupon the same shall become immediately due and payable;

(b)Either with or without entry or taking possession of any Property, give or require Borrower to give notice to any or all Tenants under the Leases authorizing and directing such Tenants to pay all rents, issues and profits and any other sums due under their Leases directly to Lender, and collect and receive all rents, issues and profits and other sums due under the Leases with respect to which such notice is given;

(c)Either with or without entry or taking possession of any Property, perform any and all obligations of Borrower under any or all of the Leases or this Assignment and exercise any and all rights of Borrower herein or therein as fully as Borrower itself could do, including, without limiting the generality of the foregoing, enforcing, modifying, extending or terminating any or all of the Leases, collecting, modifying, compromising, waiving or increasing any or all of the rents payable thereunder, and obtaining new Tenants and entering into new Leases on any Property on any terms and conditions deemed desirable by Lender, and, to the extent Lender shall incur any reasonable out-of-pocket costs in connection with the performance of any such obligations of Borrower, including reasonable out-of-pocket costs of litigation, then all such reasonable out-of-pocket costs shall become a part of the Obligations, shall bear interest from the incurring thereof at the default interest rate specified in the Note, and shall be due and payable on written demand;

(d)Either with or without entry or taking possession of any Property, in Borrower's or Lender's name, institute any legal or equitable action which Lender in its sole discretion deems desirable to collect and receive any or all of the rents, issues and profits assigned herein or to evict or remove any Tenants;

(e)Enter upon, take possession of, and use and operate all or any portion of any Property which Lender in its sole and reasonable discretion deems desirable to effectuate any or all of the foregoing remedies, with full power to make alterations, renovations, repairs or replacements thereto.

Lender shall have full right to exercise any or all of the foregoing remedies rights and without regard to the adequacy of security for any or all of the Obligations, and with or without the commencement of any legal or equitable action or the appointment of any receiver or trustee.

2.03  Application of Rents.  All rents, issues and profits and any other sums due under the Leases and with respect to any Property which are collected by Lender shall be applied by Lender in such order as Lender in its sole and reasonable discretion may elect against:  (i) all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred in connection with the operation of any Property, the performance of Borrower's obligations under the Leases or the collection of the rents thereunder; (ii) all reasonable out-of-pocket costs and expenses, including reasonable out-of-pocket attorneys' fees, incurred in the collection of any or all of the Obligations, including all reasonable out-of-pocket costs, expenses and attorneys' fees incurred in seeking to realize on or to protect or preserve Lender's interest in any other collateral securing any or all of the Obligations; and (iii) any or all unpaid principal of and interest on the Obligations.

2.04  No Liability of Lender.  Lender shall not be obligated to perform or discharge, nor does Lender hereby undertake to perform or discharge, any obligation, duty or liability of Borrower under any of the Leases or under or by reason of this Assignment, except those arising from and after Lender takes possession of a Property after an Event of Default.  Prior to Lender's taking possession of any Property after an Event of Default, this Assignment shall not operate to place upon Lender responsibility for the control, care, management or repair of such Property, nor for the carrying out of any of the terms and conditions of any of the Leases, nor shall it operate to make Lender responsible or liable for any waste committed on any Property, for any dangerous or defective condition of any Property, or for any negligence in the management, upkeep, repair or control of any Property resulting in loss or injury or death to any person.  Lender shall not be liable for any loss sustained by Borrower resulting from Lender's failure to let a Property after taking possession of such Property after an Event of Default, unless such loss is caused by the willful misconduct, illegal action or gross negligence of Lender.

2.05  Indemnification.  Borrower shall and does hereby agree to indemnify and to hold Lender harmless of and from any and all claims, demands, liability, loss or damage (including all reasonable out-of-pocket costs, expenses, and reasonable out-of-pocket attorneys' fees incurred in the defense thereof) asserted against, imposed on or incurred by Lender in connection with or as a result of this Assignment or the exercise of any rights or remedies under this Assignment or under any of the Leases or by reason of any alleged obligations or undertakings of Lender to perform or discharge any of the terms, covenants or agreements contained in any of the Leases; provided, however, that nothing herein shall be construed to obligate Borrower to indemnify and hold Lender harmless from and against any and all claims, demands, liability, loss or damage enacted against, imposed on or incurred by Lender by reason of Lender's willful misconduct, illegal action or gross negligence.  Should Lender incur any such liability, loss or damage, or in the defense of any such claims or demands, for which it is to be indemnified by Borrower as aforesaid, the amount thereof shall be added to the Obligations, shall bear interest at the default rate specified in the Note from the date incurred until paid, shall be secured by this Assignment, the Mortgage and the other Loan Documents and shall be payable immediately upon written demand.

ARTICLE III:  GENERAL PROVISIONS

3.01  Successors and Assigns.  This Assignment shall inure to the benefit of and be binding upon Borrower and Lender and their respective heirs, executors, legal representatives, successors and assigns (but in the case of assigns of Borrower, only if and to the extent that Lender has consented in writing to Borrower's assignment of its rights or obligations hereunder to such assigns.  Whenever a reference is made in this Assignment to "Borrower" or "Lender", such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of Borrower or Lender.

3.02  Lender's Rights of Assignment;  Rights of Assignees.  Lender may assign to any subsequent holder or holders of the Note or the Mortgage, or to any person acquiring title to any Property, all of Lender's right, title and interest in any of the Leases and rents, issues and profits from such Property.  No such assignee shall have any liability for any obligation that accrued under any of the Leases prior to the assignment to such assignee nor shall such assignee have any obligation to account to Borrower for any rental payments that accrued prior to such assignment.  After Borrower's right, title and interest in a Property has been foreclosed or otherwise terminated, no assignee of Borrower's interest in the Leases shall be liable to account to Borrower for any rents, issues or profits thereafter accruing.

3.03  Terminology.  All personal pronouns used in this Assignment, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural, and vice versa.  Titles of Articles are for convenience only and neither limit nor amplify the provisions of this Assignment.

3.04  Severability.  If any provision of this Assignment or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Assignment and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

3.05  Applicable Law.  This Assignment shall be interpreted, construed and enforced according to the laws of the Commonwealth of Massachusetts.

3.06  No Third Party Beneficiaries.  This Assignment is made solely for the benefit of Lender and its assigns.  No Tenant under any of the Leases nor any other person shall have standing to bring any action against Lender as the result of this Assignment, or to assume that Lender will exercise any remedies provided herein, and no person other than Lender shall under any circumstances be deemed to be a beneficiary of any provision of this Assignment.

3.07  No Oral Modifications.  Neither this Assignment nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

3.08  Cumulative Remedies.  The remedies herein provided shall be in addition to and not in substitution for the rights and remedies vested in Lender in any of the Loan Documents or in law or equity, all of which rights and remedies are specifically reserved by Lender.  The remedies herein provided or otherwise available to Lender shall be cumulative and may be exercised concurrently.  The failure to exercise any of the remedies herein provided shall not constitute a waiver thereof, nor shall use of any of the remedies herein provided prevent the subsequent or concurrent resort to any other remedy or remedies.  It is intended that this clause shall be broadly construed so that all remedies herein provided or otherwise available to Lender shall continue and be each and all available to Lender until the Obligations shall have been paid in full.

3.09  Cross-Default.  An Event of Default by Borrower under this Assignment shall constitute an Event of Default under all the other Loan Documents.

3.10  Counterparts.  This Assignment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument, and any of the parties or signatories hereto may execute this Assignment by signing any such counterpart.

3.11  Further Assurance.  At any time and from time to time, upon written request by Lender, Borrower will make, execute and deliver, or cause to be made, executed and delivered, to Lender and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall be reasonably deemed desirable by Lender, any and all such other and further assignments, deeds to secure debt, mortgages, deeds of trust, security agreements, financing statements, continuation  statements, instruments of further assurance, certificates and other documents as may, in the reasonable opinion of Lender, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligations of Borrower under this Assignment and (b) the security interest created by this Assignment as a first and prior security interest upon the Leases and the rents, issues and profits from the Property.  Upon any failure by Borrower so to do, Lender may make, execute, record, file, re-record and/or refile any and all such assignments, deeds to secure debt, mortgages, deeds of trust, security agreements, instruments, certificates, and documents for and in the name of Borrower, and Borrower hereby irrevocably appoints Lender the agent and attorney-in-fact of Borrower so to do.

3.12  Notices.  Any and all notices, elections, demands or requests provided for or permitted to be given pursuant to this Assignment (hereinafter in this paragraph 3.12 referred to as "Notice") must be in writing and shall be deemed to have been properly given or served by personal delivery or sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, and addressed to the addresses hereinafter set forth.  All Notices shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid.  The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier or, if so deposited in the United States Mail, the earlier of three (3) business days following such deposit and the date of receipt as disclosed on the return receipt.  Rejection or other refusal to accept or the inability to deliver because of changed address for which no Notice was given shall be deemed to be receipt of the Notice sent.  By giving at least thirty (30) days prior Notice thereof, Borrower or Lender shall have the right from time to time and at any time during the term of this Assignment to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.  Notice to Lender shall be sent to to Cathay Bank, 9650 Flair Drive, El Monte, CA 91731, Att: Ken Chan, Vice President, Business Development Department, and to Siri F. Boreske, Esq., 189 Bay State Road, Boston, Massachusetts 02215.  Notice to Borrower shall be sent to Armstrong Pharmaceuticals, Inc., c/o Amphastar Pharmaceuticals, Inc, 11570 Sixth Street, Rancho Cucamonga, CA 91730, Att: General Counsel.

3.12  Modifications,  Etc.  Borrower hereby consents and agrees that Lender may at any time and from time to time, without notice to or further consent from Borrower, either with or without consideration, surrender any property or other security of any kind or nature whatsoever held by it or by any person, firm or corporation on its behalf or for its account, securing the Obligations; substitute for any collateral so held by it, other collateral of like kind, or of any kind; agree to modification of the terms of the Note or the other Loan Documents; extend or renew the Loan or any of the Loan Documents for any period; grant releases, compromises and indulgences with respect to the Loan or the Loan Documents to any persons or entities now or hereafter liable thereunder or hereunder; release any guarantor or endorser of the Loan or the Note or any other Loan Documents; or take or fail to take any action of any type whatsoever; and no such action which Lender shall take or fail to take in connection with the Loan Documents, or any of them, or any security for the payment of the Obligations or for the performance of any obligations or undertakings of Borrower, nor any course of dealing with Borrower or any other person, shall release Borrower's obligations hereunder, affect this Assignment in any way or afford Borrower any recourse against Lender.  The provisions of this Assignment shall extend and be applicable to all renewals, amendments, extensions, consolidations and modifications of the Loan Documents and the Leases, and any and all references herein to the Loan Documents or the Leases shall be deemed to include any such renewals, amendments, extensions, consolidations or modifications thereof.

IN WITNESS WHEREOF, Borrower has caused this Assignment to be executed under seal as of the day and year first written above.

ARMSTRONG PHARMACEUTICALS, INC.
By:	/s/ JACK Y. ZHANG
Jack Y. Zhang, Chief Executive Officer

By:	/s/ WILLIAM J.PETERS
William J. Peters, CFO/Treasurer

STATE OF CALIFORNIA

County: San Bernardino	August 14, 2017

On this day, before me, the undersigned notary public, personally appeared Jack Y. Zhang, Chief Executive Officer of Armstrong Pharmaceuticals, Inc., and proved to me through satisfactory evidence of identification, which was his driver’s license, to be the person whose name is signed on the preceding document and acknowledged to me that he signed it voluntarily for its stated purpose on behalf of Armstrong Pharmaceuticals, Inc.

/s/ E.R. MORENO
Notary Public
E.R. MORENO
Printed Name of Notary Public
My Commission Expires: Apr 24,2021

STATE OF CALIFORNIA

County: San Bernardino	August 14, 2017

On this day, before me, the undersigned notary public, personally appeared William J. Peters, CFO and Treasurer of Armstrong Pharmaceuticals, Inc., and proved to me through satisfactory evidence of identification, which was his driver’s license, to be the person whose name is signed on the preceding document and acknowledged to me that he signed it voluntarily for its stated purpose on behalf of Armstrong Pharmaceuticals, Inc.

/s/ E.R. MORENO
Notary Public
E.R. MORENO
Printed Name of Notary Public
My Commission Expires: Apr 24,2021

SCHEDULE A

DESCRIPTION OF PROPERTY

(25 Dan Road, Canton, MA)

A certain parcel of land in the Town of Canton, Norfolk County, Commonwealth of Massachusetts shown as Lot 40 on a plan entitled “Subdivision Plan of Land in Canton” by the BSC Group, Inc., Surveyors dated September 21, 1992 and filed with the Norfolk County Registry District of the Land Court as Plan No. 370810.

Together with the appurtenant right, in common with all others entitled thereto, to use Dan Road and John Road for all purposes for which ways are commonly used in the Town of Canton as set forth in deed of Boston Sand & Gravel Company dated June 5, 1980 and filed as Document No. 402842.

Together with the benefit of the rights set forth in deed of J.M.D. Realty, Inc. dated August 15, 1986 and filed as Document No. 498786.

For Mortgagor’s title, see deed dated March 2, 2007 and filed with Norfolk County Registry District of the Land Court as Document No. 1123644, and noted on Certificate of Title No. 174316.

INDEMNITY AGREEMENT REGARDING HAZARDOUS MATERIALS

(Property Address: 25 John Road, Canton, MA)

THIS INDEMNITY AGREEMENT (this "Agreement"), is made and entered into as of this 14th day of August, 2017 by Armstrong Pharmaceuticals, Inc. a Delaware corporation with a principal place of business at  25 John Road, Canton, Massachusetts 02021 as the grantee or the assignee (hereinafter referred to as "Borrower" and “Indemnitor”), to Cathay Bank, a California banking corporation having an address at 9650 Flair Drive, El Monte, CA 91731 (the “Lender”), as the grantee or mortgagee.

W I T N E S S E T H:

WHEREAS, Borrower is the owner of the real property consisting of the land and the building located at 25 John Road, Norfolk County, Canton,  Norfolk County, Massachusetts and more particularly described in Exhibit  A attached hereto (the "Land"), (the Land, together with all improvements now or hereafter located in, on or under the Land, collectively, the "Property");

WHEREAS, Lender has extended to the Borrower a term loan (the “Loan”) evidenced by a certain Commercial Real Estate Note, (the “Note”) and described in a certain Loan Agreement (the “Loan Agreement”) both dated of even date herewith, and

Whereas, The Loan will be secured by, among other things, that certain Mortgage of even date herewith, from Borrower to Lender conveying the Property and to be recorded in the public records of the aforesaid county (together with all amendments, modifications, consolidations, increases, supplements and extensions thereof, the "Mortgage");

WHEREAS, and in consideration of as a condition to granting the Loan, Lender requires Borrower to provide certain indemnities concerning Hazardous Materials (as hereinafter defined) presently upon, in or under the Property, or hereafter placed or otherwise located thereon or therein;

WHEREAS, to induce the Lender to make the Loan to Borrower, Borrower has agreed to provide this Agreement for Lender's benefit.

NOW, THEREFORE, for and in consideration of the Loan and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, by its acceptance of delivery hereof, and Borrower hereby agree as follows:

1.Definitions.  The following definitions shall apply for purposes of this Agreement:

(a)"Environmental Law" shall mean any applicable federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision, whether now existing or hereinafter enacted, promulgated or issued, with respect to any Hazardous Materials, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells.  Without limiting the generality of the foregoing, the term shall encompass each of the following statutes, and regulations promulgated thereunder, and amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time:  (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. §9601 et seq.); (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.); (iii) the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.); (iv) the Toxic Substances Control Act (15 U.S.C. §2061 et seq.); (v) the Clean Water Act (33 U.S.C. §1251 et seq.); (vi) the Clean Air Act (42 U.S.C. §7401 et seq.); (vii) the Safe Drinking Water Act (21 U.S.C. §349; 42 U.S.C. §201 and §300f et seq.); (viii) the National Environmental Policy Act of 1969 (42 U.S.C. §4321); (ix) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. §1101 et seq.); (xi) the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. c.21E; and (xii) the Massachusetts Hazardous Waste Management Act, M.G.L. c.21C.

(b)"Hazardous Materials" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law.  Without limiting the generality of the foregoing, the term shall mean and include:

(i) "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, or Title III of the Superfund Amendment and Reauthorization Act, each as amended, and regulations promulgated thereunder;

(ii) "hazardous waste" as defined in the Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder;

(iii) "hazardous materials" as defined in the Hazardous Materials Transportation Act, as amended, and regulations promulgated thereunder;

(iv) "chemical substance or mixture" as defined in the Toxic Substances Control Act, as amended, and regulations promulgated thereunder;

(v) "hazardous material" and "oil" as defined in the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, as amended, and regulations promulgated thereunder; and

(vi) "hazardous waste" as defined in the Massachusetts Hazardous Waste Management Act, as amended, and regulations promulgated thereunder.

(c)"Indemnified Parties" shall mean Lender and each of its parents, subsidiaries and affiliates, shareholders, directors, officers, and employees, and its successors and assigns; and "Indemnified Party" shall mean any one of the Indemnified Parties. Provided however, Indemnified Parties shall not include any owner or operator of the property that is not, directly or indirectly owned by the holder of the Mortgage or any parent, subsidiaries, affiliate, shareholder, director, officer, employee or agent of such entity or individual.

(d)"Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, or discarding, burying, abandoning, or disposing into the environment.

(e)"Threat of Release" shall mean a substantial likelihood of a Release that requires action to prevent or mitigate damage to the environment which may result from such Release.

2.Indemnity Agreement.  Borrower covenants and agrees, at its sole cost and expense, to indemnify, defend (at trial and appellate levels and with attorneys, consultants and experts reasonably acceptable to Lender) and hold each Indemnified Party harmless against and from any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys', consultants' and experts' fees and disbursements incurred in investigating, defending against, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against such Indemnified Party or the Property and, and arising directly or indirectly from or out of:  (A) the Release or Threat of Release of any Hazardous Materials on, in, under or affecting all or any portion of the Property, regardless of whether or not caused by or within the control of Borrower; (B) the violation of any Environmental Laws relating to or affecting the Property or the Borrower, whether or not caused by or within the control of Borrower; (C) the failure of Borrower to comply fully with the terms and conditions of this Agreement; (D) the violation of any Environmental Laws in connection with other real property of Borrower which gives or may give rise to any rights whatsoever in any party with respect to the Property by virtue of any Environmental Laws; or (E) the enforcement of this Agreement, including, without limitation, (i) the costs of assessment, containment and/or removal of any and all Hazardous Materials from all or any portion of the Property, (ii) the costs of any actions taken in response to a Release or Threat of Release of any Hazardous Materials on, in, under or affecting all or any portion of the Property to prevent or minimize such Release or Threat of Release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and (iii) costs incurred to comply with the Environmental Laws in connection with all or any portion of the Property.  Lender's and the other Indemnified Parties' rights under this Agreement shall be in addition to all rights of Lender under the Mortgage, the Note, the Loan Agreement and under any other documents or instruments evidencing, securing or relating to the Loans (the Mortgage, the Notes, the Loan Agreement and such other documents or instruments, as amended or modified from time to time, being herein referred to as the "Loan Documents"), and payments by Borrower under this Agreement shall not reduce Borrower's obligations and liabilities under any of the Loan Documents.

3.Survival.

(a)The indemnity set forth above in paragraph 2 shall survive the repayment of the Loans and any exercise by Lender of any remedies under the Mortgage, including without limitation, the power of sale, or any other remedy in the nature of foreclosure, and shall not merge with any deed given by Borrower to Lender in lieu of foreclosure or any deed under a power of sale.  Notwithstanding the foregoing, this indemnity shall not apply to any Release of Hazardous Materials first occurring after (i) the taking of possession of the Property by Lender or any agent or receiver of Lender, or (ii) the taking of title to the Property by Lender or any third party following foreclosure, deed in lieu of foreclosure of similar proceeding.

(b)It is agreed and intended by Borrower and Lender that the indemnity set forth above in Paragraph 2 may be assigned or otherwise transferred by Lender to its successors and assigns holding the Note and the Mortgage and shall apply to any claims asserted against Lender or such successors or assigns (but not to subsequent owner or operator of the Property other than Lender or an affiliate of Lender) by any subsequent purchaser of all or any portion of the Property by, through or under Lender, without notice to Borrower and without any further consent of Borrower.

4.No Waiver.  The liabilities of Borrower under this Agreement shall in no way be limited or impaired by, and Borrower hereby consents to and agrees to be bound by, any amendment or modification of the provisions of this Agreement, the Note, or any Loan Documents to or with Lender by Borrower or any person who succeeds Borrower as owner of the Property.  In addition, notwithstanding any terms of any of the Loan Documents to the contrary, the liability of Borrower to Lender under this Agreement shall in no way be limited or impaired by:  (i) any extensions of time for performance required by any of the Loan Documents; (ii) any sale, assignment or foreclosure of the Note or the Mortgage or any sale or transfer of all or part of the Property; (iii) any exculpatory provision in any of the Loan Documents limiting Lender's recourse to property encumbered by the Mortgage or to any other security, or limiting Lender's rights to a deficiency judgment against Borrower; (iv) the accuracy or inaccuracy of the representations and warranties made by Borrower under any of the Loan Documents; (v) the release of Borrower or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in the Loan Documents by operation of law, Lender's voluntary act, or otherwise; (vi) the release or substitution, in whole or in part, of any security for the Note; or (vii) Lender's failure to record the Mortgage or file any UCC-1 financing statements (or Lender's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note, and, in any such case, whether with or without notice to Borrower and with or without consideration.

5.Waiver by Borrower.  Borrower waives any right or claim of right to cause a marshalling of Borrower's assets or to cause Lender to proceed against any of the security for the Loans before proceeding under this Agreement against Borrower or to proceed against Borrower in any particular order; Borrower agrees that any payments required to be made hereunder shall become due on demand; Borrower expressly waives and relinquishes all rights and remedies (including any rights of subrogation) accorded by applicable law to indemnitors or guarantors.

6.Delay.  No delay on Lender's part in exercising any right, power or privilege under any of the Loan Documents shall operate as a waiver of any privilege, power or right hereunder.

7.Releases.  Any one or more of Borrower or any other party liable upon or in respect of this Agreement or the Loans may be released without affecting the liability of any party not so released.

8.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.  Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the undersigned individually as fully and completely as if all had signed but one instrument so that the liability of each of the undersigned hereunder shall be unaffected by the failure of any of the undersigned to execute any or all of the said counterparts.

9.Notices.  Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this paragraph 9 referred to as "Notice") must be in writing and shall be deemed to have been sufficiently given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, and addressed as follows: If to Lender, to Cathay Bank, 9650 Flair Drive, El Monte, CA 91731, Att: Ken Chan, Vice President, Business Development Department, and to Siri F. Boreske, Esq., 189 Bay State Road, Boston, Massachusetts 02215.  A copy of each Notice to Borrower shall be sent to Armstrong Pharmaceuticals, Inc., c/o Amphastar Pharmaceuticals, Inc,  11570 Sixth Street, Rancho Cucamonga, CA 91730, Att:  General Counsel.

Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid.  The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier or, if so deposited in the United States Mail, the earlier of three (3) business days following such deposit and the date of receipt as disclosed on the return receipt.  Rejection or other refusal to accept or the inability to deliver because of changed address for which no Notice was given shall be deemed to be receipt of the Notice sent.  By giving at least thirty (30) days prior Notice thereof, Lender and Borrower shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United State of America.

10.Amendments.  No provision of this Agreement may be changed, waived, discharged or terminated orally, by telephone or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

11.Binding Effect.  Except as herein provided, this Agreement shall be binding upon Borrower and its heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender, the other Indemnified Parties, and their respective successors and assigns.  Notwithstanding the foregoing, Borrower, without the prior written consent of Lender in each instance, may not assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder, including, but not limited to, performance of and compliance with conditions hereof.

12.GOVERNING LAW;  CONSENT TO JURISDICTION.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND INTERPRETED AND DETERMINED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).  BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, OR (II) TO OBJECT TO

JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS OR VENUE IN ANY PARTICULAR FORUM WITHIN THE COMMONWEALTH OF MASSACHUSETTS.  NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST BORROWER PERSONALLY, AND AGAINST ANY PROPERTY OF BORROWER, WITHIN ANY OTHER STATE.  INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF BORROWER AND LENDER HEREUNDER OR OF THE SUBMISSION HEREIN MADE BY BORROWER TO PERSONAL JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS.

IN WITNESS WHEREOF, Borrower has caused this Agreement to be executed under seal as of the day and year first written above.

ARMSTRONG PHARMACEUTICALS, INC.
By:	/s/ JACK Y. ZHANG
Jack Y. Zhang, Chief Executive Officer

STATE OF CALIFORNIA

County: San Bernardino	August 14, 2017

On this day, before me, the undersigned notary public, personally appeared Jack Y. Zhang and proved to me through satisfactory evidence of identification, which was his driver’s license, to be the person whose name is signed on the preceding document and acknowledged to me that he signed it voluntarily for its stated purpose on behalf of Armstrong Pharmaceuticals, Inc. in his capacity as its Chief Executive Officer, and that such action was duly authorized by requisite corporate authority.

/s/ E.R. MORENO
Notary Public
E.R. MORENO
Printed Name of Notary Public
My Commission Expires: Apr 24,2021

SCHEDULE A

DESCRIPTION OF PROPERTY

A certain parcel of land in the Town of Canton, Norfolk County, Commonwealth of Massachusetts shown as Lot 40 on a plan entitled “Subdivision Plan of Land in Canton” by the BSC Group, Inc., Surveyors dated September 21, 1992 and filed with the Norfolk County Registry District of the Land Court as Plan No. 370810.

Together with the appurtenant right, in common with all others entitled thereto, to use Dan Road and John Road for all purposes for which ways are commonly used in the Town of Canton as set forth in deed of Boston Sand & Gravel Company dated June 5, 1980 and filed as Document No. 402842.

Together with the benefit of the rights set forth in deed of J.M.D. Realty, Inc. dated August 15, 1986 and filed as Document No. 498786.

OWNER'S ZONING AND SURVEY CERTIFICATE

Reference is made to a term loan (the “Loan”) granted to Armstrong Pharmaceuticals, Inc. a Delaware corporation with a principal place of business at 25 John Road, Canton, Massachusetts 02021 (the “Borrower”), by Cathay Bank (the "Lender") secured by a mortgage on Borrower’s real property consisting of the land and the building located at 25 John Road, Canton, Massachusetts (the “Property”).

The Borrower acknowledges that this Certificate is required in connection with the issuance of a title policy by Marsh Morality, Ontell & Golder as agent and Stewart Title Guaranty Company as underwriter (collectively, the “Title Insurance Company”) in connection with the Loan.  The undersigned Borrower recognizes that the matters covered in the endorsement are based, in part, on the certifications set forth in this Certificate and that Title Insurance Company will rely upon the information set forth herein in connection with the issuance of the zoning endorsement.

Accordingly, the undersigned hereby certifies to Title Insurance Company and the Lender that the following information is true and correct as of the date hereof, to the best of the undersigned's knowledge and belief:

1.	The Borrower is the current owner of the Property. The Property is used for commercial light industrial manufacturing (the “Current Use).

2.

The Property has been used for the Current Use continuously since the date of the acquisition of the Property by the Borrower and there has been no change or extension, discontinuance, or abandonment of the Current Uses during that period of time.

3.	Borrower does not contemplate making any changes to the footprint of the buildings in connection with any planned renovations to the premises.

4.

There has been no alteration, expansion, reconstruction, renovation, extension, addition or structural change to any improvements on the Property since the date of the acquisition of the Property by the Borrower other than the erection of a monument sign in 2009 for which all necessary approvals were obtain from the Town of Canton.

5.

During the time of ownership of the Property, the Borrower conveyed no portion of the premises and did not suffer or permit any act to be done that has changed or could change the boundaries of the premises.

6.	The Borrower has allowed, and knows of, no encroachments on the Property by any adjoining land owners nor has the Borrower encroached upon any property of adjoining land owners.

7.

The Borrower has allowed, and knows of, no easements, rights of way, continuous driveway usage, drain, sewer, water, gas or oil pipeline or other rights of passage to others over the Property other than those of record or indicated of record, and has no knowledge of such adverse rights affecting the premises.  The Borrower has no knowledge of any old highways, abandoned roads, lanes, cemetery or family burial grounds, springs, streams, rivers, ponds or lakes bordering on, running through or affecting the premises.

8.

The Borrower has not received notice of any violation of the Building Code, the Zoning Ordinance/By-Law or any state, federal or local sanitary, safety or health ordinance, code, law, rule or regulation applicable to the Property.

9.

To the best of the Borrower’s knowledge, any improvements on the Property have been and will be completed in accordance with a building permit for the Property issued by the Building Inspector for the Town of Canton and such improvements have been used in accordance with the Building Permit for the Current Uses, which have not changed since the issuance of such building permit(s).

In further consideration of the foregoing, the Borrower does hereby indemnify and hold Title Insurance Company harmless by reason of any loss, costs or damages, including attorney’s fees, which it may sustain by reason of any inaccuracies in these representations.

DATED: August 14, 2017

ARMSTRONG PHARMACEUTICALS, INC.
By:	/s/ JACK Y. ZHANG
Jack Y. Zhang, Chief Executive Officer

STATE OF CALIFORNIA

County: San Bernardino	August 14, 2017

On this day, before me, the undersigned notary public, personally appeared Jack Y. Zhang and proved to me through satisfactory evidence of identification, which was his driver’s license, to be the person whose name is signed on the preceding document and acknowledged to me that he signed it voluntarily for its stated purpose on behalf of Armstrong Pharmaceuticals, Inc. in his capacity as its Chief Executive Officer, and that such action was duly authorized by requisite corporate authority.

/s/ E.R. MORENO
Notary Public
E.R. MORENO
Printed Name of Notary Public
My Commission Expires: Apr 24,2021

PARTIES IN POSSESSION AND MECHANICS LIEN AFFIDAVIT

Property Address:  25 John Road, Canton, Massachusetts (the “Property”).

Date:August 14, 2017

The undersigned, the owner of the Property, does under oath depose and say that:

1.There is no person to whom a debt is due for labor or materials furnished in the erection, alteration, repair or removal of a building or structure upon the Property by virtue of an agreement with, or by the consent of the undersigned in promising or furnishing such labor or materials for work actually performed during the past 200 days, including the date hereof.

2.At the date hereof there are no tenants or other parties who are in possession of the Property except the undersigned

3.Neither the Property nor any use thereof is in violation of restrictive covenants, if any, affecting the Property.

4.All bills for municipal light plant service charges that could become liens on the Property have been paid.

5.No security interest which secures payment or the performance of any obligations has been given by the undersigned or to the knowledge of the undersigned, in any personal property or fixtures placed upon or installed in the Property.

This affidavit is made for the purpose of inducing Marsh Moriarty Ontell and Golder, as agent and Stewart Title Guaranty Company as underwriter to issue a  title policy insuring a mortgage to be granted to Cathay Bank by the undersigned with respect to the Property, and the undersigned agrees to indemnify and hold harmless Marsh Moriarty Ontell and Golder and Stewart Title Guaranty Company from any loss resulting from the reliance upon the truth and accuracy of the statements contained herein.

ARMSTRONG PHARMACEUTICALS, INC.
By:	/s/ JACK Y. ZHANG
Jack Y. Zhang, Chief Executive Officer

STATE OF CALIFORNIA

County: San Bernardino	August 14, 2017

On this day, before me, the undersigned notary public, personally appeared Jack Y. Zhang and proved to me through satisfactory evidence of identification, which was his driver’s license, to be the person whose name is signed on the preceding document and acknowledged to me that he signed it voluntarily for its stated purpose on behalf of Armstrong Pharmaceuticals, Inc. in his capacity as its Chief Executive Officer, and that such action was duly authorized by requisite corporate authority.

/s/ E.R. MORENO
Notary Public
E.R. MORENO
Printed Name of Notary Public
My Commission Expires: Apr 24,2021